                                                                   EXHIBIT 10.14




                                      LEASE

                                 by and between

                     FIRST AMERICAN BUSINESS CAPITAL, INC.,
                                    as Lessor

                                       and

                                O'CHARLEY'S INC.,
                                    as Lessee



                          Dated as of October 10, 2000





THIS LEASE IS SUBJECT TO A SECURITY INTEREST IN FAVOR OF AMSOUTH BANK, AS AGENT (THE "AGENT"), UNDER A PARTICIPATION AGREEMENT, OF EVEN DATE HEREWITH, AMONG O'CHARLEY'S INC., AS LESSEE, FIRST AMERICAN BUSINESS CAPITAL, INC., AS LESSOR, THE AGENT AND THE NOTEHOLDERS PARTY THERETO, AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME. THIS LEASE HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE OF THE STATE OF TENNESSEE), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

                                      INDEX

                                                                                   PAGE
                                Table of Contents

SECTION 1. TERM.......................................................................2

1.1               Term................................................................2

SECTION 2. RENT; NET LEASE............................................................2

2.1               Rent................................................................2

2.2               Net Lease; Nonterminability.........................................3

SECTION 3. USE AND OPERATION..........................................................5

3.1               Use.................................................................5

3.2               Environmental Activity..............................................5

SECTION 4. IMPOSITIONS; UTILITIES AND MAINTENANCE CONTRACTS...........................7

4.1               Impositions.........................................................7

4.2               Utilities; Maintenance Contracts....................................8

4.3               Survival............................................................8

SECTION 5. REPRESENTATIONS AND WARRANTIES; CONDITION OF EACH PROPERTY; DISCLAIMER.....8

SECTION 6. REPAIRS; ENCROACHMENTS.....................................................9

6.1               Maintenance and Repair..............................................9

6.2               Obstruction of Access; Encroachments...............................10

SECTION 7. COMPLIANCE WITH APPLICABLE LAWS...........................................11

SECTION 8. CONTEST RIGHTS............................................................11

8.1               Lessee's Right to Contest..........................................11

8.2               Lessor's Joinder Rights............................................12

SECTION 9. INSURANCE.................................................................13

9.1               Insurance Policies.................................................13

9.2               Additional Policy Requirements.....................................15

SECTION 10. DAMAGE, DESTRUCTION AND CONDEMNATION.....................................16

10.1              Definition of Casualty.............................................16

10.2              Assignment of Casualty Proceeds....................................17

10.3              Termination Notice; Lessor Termination Notice......................17

10.4              Casualty Other Than a Substantial Casualty.........................17

10.5              Continuing Obligations Under Lease.................................20

10.6              Event of Default...................................................20

SECTION 11. LESSOR MAY PERFORM LESSEE'S OBLIGATIONS..................................20

SECTION 12. DEFAULT OF LESSEE........................................................21

12.1              Lease Event of Default Defined.....................................21

12.2              Remedies...........................................................22

12.3              WAIVER OF TRIAL BY JURY............................................25

12.4              Remedies Cumulative................................................26

12.5              No Subsequent Waiver...............................................26

12.6              Mortgage...........................................................26

SECTION 13. ASSIGNMENT, SUBLETTING AND MORTGAGING....................................28

13.1              Assignment.........................................................28

13.2              Subletting.........................................................28

13.3              Consent; Effect of Assignment or Subletting........................29

SECTION 14. ACCESS TO PROPERTY.......................................................29

SECTION 15. ALTERATIONS..............................................................30

15.1              Approval...........................................................30

15.2              Conditions.........................................................30

SECTION 16. LIENS; ZONING............................................................32

16.1              Liens..............................................................32

16.2              Zoning.............................................................33

SECTION 17. SUBORDINATION AND ATTORNMENT.............................................33

17.1              Subordination and Attornment.......................................33

17.2              Provisions Self-Operative..........................................33

SECTION 18. QUIET ENJOYMENT..........................................................34

SECTION 19. ESTOPPEL CERTIFICATE.....................................................34

SECTION 20. BROKERAGE................................................................34

SECTION 21. NOTICES..................................................................35

SECTION 22. ENTIRE AGREEMENT; NO WAIVER..............................................35

22.1              Entire Agreement...................................................35

22.2              No Waiver..........................................................35

SECTION 23. END OF TERM..............................................................35

23.1              Surrender..........................................................35

23.2              Survival...........................................................37

SECTION 24. SIGNS....................................................................37

SECTION 25. CONVEYANCE BY LESSOR.....................................................37

SECTION 26. NO MERGER................................................................37

SECTION 27. MISCELLANEOUS............................................................37

27.1              Section Headings...................................................37

27.2              Successors and Assigns.............................................38

27.3              Amendment..........................................................38

27.4              Invalidity.........................................................38

27.5              Construction.......................................................38

27.6              Counterparts.......................................................38

27.7              Limitations on Amounts Payable.....................................38

SECTION 28. SUBMISSION TO JURISDICTION; GOVERNING LAW................................39

SECTION 29. PERFORMANCE REQUIRED OF LESSOR...........................................39

SECTION 30. OPERATING LEASE..........................................................39

SECTION 31. OFFER TO PURCHASE........................................................39

31.1              Delivery by Lessee.................................................39

31.2              Acceptance by Lessor...............................................40

SECTION 32. PROCEDURE UPON PURCHASE..................................................40

32.1              Acquisition Date...................................................40

32.2              Obligations Surviving Termination..................................41

SECTION 33. LESSEE'S OPTIONS UPON EXPIRATION.........................................41

33.1              Lessee's Options...................................................41

33.2              Lessor Right to Sell...............................................43

33.3              Extended Term......................................................43

33.4              Deemed Election....................................................44

SECTION 34. LIMITATION OF LESSOR LIABILITY...........................................44

34.1              Incorporation of Provisions of Participation Agreement.............44

SECTION 35. SPECIAL PROVISIONS FOR HQ PROPERTY.......................................44

35.1              HQ Expansion.......................................................44

35.2              HQ Expansion Lease.................................................44



Exhibit A         Intentionally omitted
Exhibit B         Form of Lease Supplement
Schedule 1        Intentionally Omitted
Schedule 2        Termination Value
Schedule 3        List of Brokers

     This LEASE, dated as of October __, 2000, by and between FIRST AMERICAN BUSINESS CAPITAL, INC., a Tennessee corporation (together with its successors and assigns, "LESSOR"), having an address at c/o AmSouth Bank, AmSouth Center, Nashville, Tennessee 37237, and O'CHARLEY'S INC., a Tennessee corporation ("LESSEE"), having an address at 3038 Sidco Drive, Nashville, Tennessee 37204.

                               W I T N E S S E T H:
                               -------------------

     WHEREAS, Lessor and Lessee, among others, have entered into a Participation Agreement, of even date herewith (the "PARTICIPATION AGREEMENT"), pursuant to which, among other things, Lessor may acquire and develop the Restaurant Properties from time to time and may acquire the HQ Property.

     WHEREAS, Lessor and O'Charley's Inc. (in such capacity, "CONSTRUCTION AGENT") have entered into an Agency Agreement, of even date herewith (the "AGENCY AGREEMENT") providing for various rights and obligations of Lessor and Construction Agent with respect to the development and Improvement of the HQ Expansion and the Restaurant Properties.

     WHEREAS, Lessee desires to lease the Land and the Improvements (as hereinafter defined) from Lessor and Lessor is willing to lease the Land and the Improvements to Lessee on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the rents to be paid by Lessee and of the covenants and agreements hereinafter contained to be observed, performed and complied with by Lessor and Lessee and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor hereby demises and leases to Lessee, and Lessee hereby hires and takes from Lessor, for the term and subject to the terms, provisions and conditions hereinafter specified, each Property that is hereafter made subject to the Lease by the execution and delivery of a Lease Supplement with respect thereto in accordance with the terms hereof and of the Participation Agreement (collectively, the "PREMISES"). Each Lease Supplement shall be substantially in the form attached hereto as EXHIBIT B. Upon the satisfaction of the other requirements set forth in the Participation Agreement, Lessor shall execute such Lease Supplement and deliver it to the Lessee. Upon Substantial Completion of the HQ Expansion or any Restaurant Improvements, Lessee will deliver to Lessor a certificate establishing that Substantial Completion has occurred with respect to such HQ Expansion or Restaurant Improvements, as applicable. Each Lease Supplement shall have an Effective Date of the date of execution by the Lessor of such Lease Supplement. Execution and delivery by the Lessee of a Lease Supplement shall constitute (i) acknowledgment by the Lessee that the Property specified in such Lease Supplement has been delivered to the Lessee in good condition and has been accepted for lease hereunder by the Lessee as of the Effective Date of such Lease Supplement, (ii) acknowledgment by the Lessee that the Property specified in such Lease Supplement is subject to all of the covenants, terms and conditions of this Lease, and (iii) certification by the Lessee that the representations and warranties contained in SECTION 5 of this Lease are true and correct in all material respects on and as of the Effective Date of such Lease Supplement as though made on and as of such date and that there exists on such date no Event of Default. Execution and delivery by the Lessor of a Lease Supplement shall constitute acknowledgment by the Lessor that the Property specified in such Lease Supplement is subject to all of the covenants, terms and conditions of this Lease. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Participation Agreement and APPENDIX A attached thereto.

SECTION 1. TERM

     1.1 TERM.

     Each Property is leased for a period (the "PRIMARY TERM") which shall commence on the applicable Effective Date (as applicable, the "COMMENCEMENT DATE") and shall end on the date immediately preceding the fifth (5th) anniversary of the date hereof (the "EXPIRATION DATE") or such earlier date as this Lease shall be terminated pursuant to any provision hereof; provided, however, that this Lease may be extended for the First Extended Term and the Second Extended Term pursuant to SECTION 33.3 hereof (the Primary Term, the First Extended Term, if any, and the Second Extended Term, if any, collectively, the "TERM").

     Upon Substantial Completion of any Property, Lessee will deliver to Lessor a certificate establishing that Substantial Completion has occurred with respect to such Property.

SECTION 2. RENT; NET LEASE

     2.1 RENT.

     (a) During the Term of this Lease, Lessee shall pay basic rent ("BASIC RENT") in uneven installments payable in arrears on each Payment Date during such Term, in each case, in an amount equal to (i) the aggregate amount of interest payable (as described in SECTION 6.3 of the Participation Agreement) on each Advance for which payment is due on such Payment Date plus the Investment Yield payable (as described in section 6.3 of the Participation Agreement) on the Lessor Investment accrued and unpaid to such Payment Date less (ii) the Basic Rent payable on such date under the Freezer Lease; provided, however, that Basic Rent shall not include interest payable on Advances or Investment Yield payable on Lessor Investment made with respect to any Restaurant Property or the HQ Expansion during the Construction Period for the applicable property. All Basic Rent shall be paid by Lessee directly to Agent on behalf of Lessor, not later than 12:00 noon. (Nashville, TN time) on each Payment Date in Dollars received by Agent, at such address as Agent shall designate in a notice to Lessee. If any Payment Date falls on a day that is not a Business Day, Basic Rent shall be due and payable on the next succeeding Business Day and such extension of time shall be included in the computation of interest or fees. If, however, such extension would cause payment of interest or principal of Eurodollar Rate Obligations to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     (b) All amounts that Lessee is required to pay or discharge pursuant to this Lease in addition to Basic Rent (including, without limitation, amounts payable as the Termination Value, any amounts payable pursuant to SECTION 11 hereof or as liquidated damages pursuant to SECTION 12.2(A)(IV) hereof, and any Breakage Costs), together with Facility Fees, every fine, penalty, overdue interest and cost which may be added for nonpayment or late payment thereof, and all other amounts, liabilities and obligations of whatsoever nature relating to any Property, including, without limitation, those arising under any easements, restrictions, or other similar agreements affecting any Property or any adjoining property thereto, and all interest and penalties that may accrue thereon in the event of Lessee's failure to pay such amounts when due, and all actual damages, reasonable and documented costs and expenses (including but not limited to reasonable and documented attorneys' fees and disbursements) which Lessor may incur by reason of any default of Lessee or failure on Lessee's part to comply with the terms of this Lease shall constitute additional rent hereunder (all of the foregoing, "ADDITIONAL RENT"). Lessee covenants (A) to pay the Basic Rent and the Additional Rent and (B) to observe, perform and comply with, and to suffer and permit no material violation of, the terms, covenants and conditions of this Lease. Lessee further covenants to pay to the Lessor as Additional Rent when due all amounts payable by Lessor under SECTION 6.4 of the Participation Agreement. In the event of any failure by Lessee to pay or discharge any such Additional Rent, Lessor, except as may be otherwise provided herein, shall have all rights, powers and remedies provided for herein or by Applicable Law or otherwise in the case of nonpayment of Basic Rent. Lessee may pay Additional Rent in respect of amounts due to third parties directly to the Persons entitled thereto and such payment, if it fully discharges the claim of such third party, shall fully discharge Lessee's obligations with respect to such particular item of Additional Rent. Lessee also covenants to pay to Agent (for the benefit of Lessor) on demand as Additional Rent, interest at the Default Rate on (i) all overdue installments of Basic Rent from the due date thereof until paid in full, (ii) all overdue amounts of Additional Rent, arising out of obligations which Lessor shall have paid on behalf of Lessee pursuant to
SECTION 11 hereof from the date of such payment by Lessor until paid in full and
(iii) each other sum required to be paid by Lessee hereunder which is overdue.

     (c) Without otherwise limiting the obligations of Lessee under this Lease with respect to the payment of Additional Rent, Lessee shall pay as Additional Rent, as and when due under the Operative Documents, (i) all amounts payable by the Lessor under the Operative Documents in connection with the issuance of the Notes, the acquisition of the HQ Property, if applicable, and the financing and acquisition of the Restaurant Properties and the transactions contemplated by the Operative Documents (to the extent such amounts are not financed with Advances or the Lessor Investment), including, without limitation, the fees, costs and expenses payable pursuant to SECTION 11.12 of the Participation Agreement and (ii) all amounts that Lessor is required to pay pursuant to any Ground Lease.

     2.2 NET LEASE; NONTERMINABILITY.

     (a) This Lease is a "net lease" and Lessee shall pay (i) all Basic Rent and
(ii) any Additional Rent payable to the Lessor without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever, including, without limitation, (1) any right Lessee may have against Lessor, any contractor or any other Person for any reason (whether in connection with this transaction or any other transaction), (2) any breach, default or misrepresentation by Lessor or any other Person under this Lease or any other Operative Document or (3) any invalidity or unenforceability in whole or in part of this Lease, or any other Operative Document, or any other infirmity herein or therein, or any lack of power of authority of any party to this Lease or any other Operative Document. All costs, expenses and obligations of every kind and nature whatsoever relating to any Property and the appurtenances thereto and the use and occupancy thereof by Lessee or anyone claiming by, through or under Lessee as Lessee hereunder which may arise or become due during or with respect to the period constituting the Term hereof shall be paid by Lessee, and Lessee shall indemnify Lessor against any of the foregoing as provided in the Participation Agreement; provided, however, that Lessee shall be entitled to dispute or raise defenses or counterclaims with respect to its obligation to pay any Additional Rent directly due to any party other than the Agent, the Lessor or any present or future Holder so long as such dispute is conducted in accordance with SECTION 8 of this Lease and Lessee shall not be deemed to be in Default under this Lease during the pendency of such protest or contest. Lessee assumes, during the Term of this Lease, the sole responsibility for the condition (physical or environmental), use, operation, maintenance, subletting and management of any Property, and Lessee shall indemnify Lessor with respect to the foregoing as provided in the Participation Agreement, and Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the property of Lessee or any sublessee of Lessee on any account or for any reason whatsoever, except as specifically provided in the Participation Agreement. Without limiting the generality of the foregoing, during the Term of this Lease, Lessee shall perform all of the obligations of the sublessor under any subleases permitted pursuant to SECTION 13.2 hereof affecting all or any part of any Property which Lessee may hereafter enter into as sublessor to the extent that Lessee's failure to perform such obligations would result in the occurrence of a Default or Event of Default under this Lease.

     (b) Except as otherwise expressly provided in SECTIONS 10.3 and 12.1 hereof, this Lease shall not terminate as to any Property, nor shall Lessee have any right to terminate this Lease as to any Property, nor shall Lessee be entitled to any abatement or reduction of rent hereunder, nor shall Lessee have the right to be released or discharged from any obligations or liabilities hereunder for any reason, including, without limitation, any damage to or destruction of all or part of any Property; any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of any Property (whether due to any defect in or failure of Lessor's title to such Property, any Lessor Lien or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to any Property; any environmental condition affecting any Property, any defect or deficiency in the Improvements, any action, omission or breach on the part of Lessor under this Lease or under any other agreement between Lessor and Lessee; the inadequacy or failure of the description of the Property to demise and let to Lessee the property intended to be leased hereby; the impossibility or illegality of performance by Lessor or Lessee or both; any action of any court, administrative agency or other governmental authority; any environmental condition affecting any Property; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

     (c) Lessee will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate, rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Lessor, or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator, or any assignee of Lessor or by any court in any such proceeding. Lessee waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or any Property (except as otherwise expressly provided with respect to condemnation or casualty in
SECTION 10 or the exercise of

Lessee's option to purchase any Property pursuant to SECTION 31), or to any abatement or deferment of any Basic Rent, Additional Rent or other sum payable by Lessee hereunder, or for damage, loss or expense suffered by Lessee on account of any cause referred to in this SECTION 2 or otherwise. Nothing provided in this Section, however, shall be deemed to be a waiver by Lessee of its rights to receive or apply Casualty Proceeds in accordance with the terms of this Lease.

     (d) Anything to the contrary provided herein notwithstanding, upon the occurrence of a Walk Away Event with respect to any Property, this Lease may be terminated in accordance with the provisions of Section 7.2 of the Participation Agreement with respect to the affected Property.

SECTION 3. USE AND OPERATION

     3.1 USE.

     Subject to the provisions of this SECTION 3, each Property shall be used and occupied by Lessee and any sublessees of Lessee permitted under this Lease only for purposes permitted by Applicable Laws, any certificate(s) of occupancy affecting such Property and the terms of any Permitted Encumbrances. Lessee shall not use, occupy, maintain or operate any Property, nor suffer or permit any Property or any part thereof to be used, occupied, maintained or operated, nor bring into or keep at any Property, nor suffer or permit anything to be brought into or kept therein, which would in any way (i) violate any material term, covenant or condition of the Operative Documents, (ii) violate any restrictive covenant, operating covenant, encumbrance or easement now or hereafter affecting such Property, (iii) materially adversely affect the value of such Property as a multi-purpose headquarters facility (including offices, food processing area, freezer, commissary and parking area) or restaurant, as the case may be, (iv) make void or voidable any insurance policy then in force with respect to such Property or make any such insurance unobtainable, (v) cause material physical damage to such Property or any part thereof, or (vi) constitute a public or private nuisance. Without limiting the generality of the foregoing, Lessee shall obtain and maintain in full force and effect throughout the Term any and all certificates of occupancy, permits and licenses required by Applicable Laws as and when so required.

     3.2 ENVIRONMENTAL ACTIVITY.

     (a) For purposes of this Lease, the term "ENVIRONMENTAL ACTIVITY" means any storage, existence, release, threatened release, seepage, generation, abatement, removal, disposal, handling or transportation from, under, into or on each Property of any matter that contains substances defined in or regulated under any Applicable Law relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq.; the Clean Water Act, 33 U.S.C. ss.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 651 et seq.; and the term "COMPARABLE BUILDINGS" means nongovernmental, noninstitutionally owned buildings or family restaurants, as the case may be, similar in age, use, nature and character and having comparable facilities to the Improvements, located in the same area as the applicable Property.

     (b) Lessee shall, and shall require all employees, contractors, subcontractors, representatives, affiliates, consultants, occupants and any and all other Persons to, (i) comply in all material respects with all Applicable Laws relating to any Environmental Activity at any Property, and (ii) conduct any Environmental Activity in, on or, directly or indirectly, related to or in connection with any Property or any part thereof in a manner consistent with prudent industry practice and in a manner which does not pose a significant risk to human health or the environment. Lessee's obligations hereunder with respect to Hazardous Materials and Environmental Activities are intended to bind Lessee with respect to matters and conditions in, on, under, beneath, with respect to, affecting, related to, in connection with or involving any Property or any part thereof, and unless covered by the preceding clause, Lessee's obligations hereunder shall not be construed to extend to matters and conditions with respect to any other properties or assets of Lessee.

     (c) Lessee shall promptly forward to Lessor and Agent copies of any material notices, orders, complaints, summons, or any other notifications received by Lessee relating to alleged violations of any Applicable Law and potentially adversely affecting any Property, or any part thereof, or potential adverse actions in any way involving environmental, health, or safety matters affecting the Property or any part thereof; provided that any of the foregoing matters need only be forwarded to Lessor if they could reasonably be expected to result in obligations or liabilities in excess of the lesser of $25,000 or 10% of the Termination Value for the applicable property.

     (d) If, at any time, (i) the condition, operation or use of any Property or any part thereof could reasonably be expected to result in cleanup obligations or corrective action, or in liability under any Applicable Law, in excess of the lesser of $25,000 or 10% of the Termination Value for the applicable Property;
(ii) there are Hazardous Materials located at, in, on, under or from any Property for which cleanup or corrective action could reasonably be expected to cost in excess of the lesser of $25,000 or 10% of the Termination Value for the applicable property is required under any Environmental Law; or (iii) because of any spill or release of Hazardous Material with respect to any Property, cleanup of or corrective action could reasonably be expected to cost in excess of the lesser of $25,000 or 10% of the Termination Value for the applicable Property with respect to such Hazardous Material is authorized under CERCLA or any similar state or local law or may be necessary to prevent or eliminate a significant risk to human health or the environment, then Lessee shall, as soon as practicable but in no event later than ten days after discovering such condition, operation or use, notify Lessor and Agent. Irrespective of whether Lessee is required to give notice pursuant to the preceding sentence, Lessee shall immediately initiate, at its sole cost and expense, such actions as are reasonably necessary to comply in all material respects with all Applicable Laws affecting any Property and to alleviate any significant risk to human health or the environment relating to any Property. Once Lessee commences such actions, Lessee will thereafter diligently and expeditiously proceed to comply in all material respects and in a timely manner with all Applicable Laws affecting any Property and to eliminate any significant risk to human health or the environment relating to any Property.

SECTION 4. IMPOSITIONS; UTILITIES AND MAINTENANCE CONTRACTS

     4.1 IMPOSITIONS.

     (a) Lessee shall pay all taxes (including, but not limited to, any gross receipts, sales, real estate taxes, use and occupancy taxes, general intangibles taxes and personal property taxes (tangible and intangible), stamp taxes and all voluntary payments that may be paid or payable by Lessee in lieu thereof), assessments (special or otherwise), transit taxes, county taxes, excises, levies, imposts, duties, vault and other license, rent and permit fees and other municipal and governmental impositions, charges and withholdings, general and special, ordinary and extraordinary, unforeseen and of any kind and nature whatsoever, together with any penalty, fine, addition to tax and interest thereon (herein sometimes collectively referred to as "IMPOSITIONS" and any of the same as an "IMPOSITION"), which at any time during the Term may be assessed, levied, confirmed, charged, laid, imposed upon, or become due and payable out of or in respect of, or become a Lien on (i) any Property or any part thereof, (ii) any appurtenance to any Property, (iii) the construction, financing, ownership, operation, use, condition, maintenance, repair, leasing, or subleasing of the Improvements or any portion thereof, (iv) any personal property located at any Property, (v) any rent or other income received by Lessee from subtenants, licensees or other users or occupants of any Property or any part thereof, (vi) any occupancy, use or possession of any Property or any part thereof, or any streets, sidewalks, alleys or vaults, or any part thereof, adjoining any Property, or any activity conducted thereon or sales or rentals therefrom, (vii) the payment of the principal of or interest or premium on, or other amounts with respect to, the Notes, or (viii) otherwise with respect to the Operative Documents or the transactions contemplated thereby. Such payments shall be made by Lessee directly to the applicable authority and before any fine, penalty, interest, cost or imposition shall become due or be imposed by operation of law. Lessee shall furnish to Lessor and Agent, promptly but in any case within ten
(10) Business Days after written request by either Lessor or Agent, proof of the payment of any Imposition which is payable by Lessee and, upon written demand of either Lessor or Agent, proof of the filing of all returns and other materials required in connection therewith.

     (b) If, under Applicable Laws, any Imposition payable by Lessee hereunder may be paid in installments, Lessee may pay the same in installments and in such event shall pay each such installment as may become due before the date when such installment would become delinquent or any fine, penalty, further interest or cost may be added thereto. To the extent that the same may be permitted by Applicable Laws, Lessee shall have the right to apply for the conversion of any Imposition to make the same payable in annual installments over a period of years, and upon such conversion, Lessee shall be obligated to pay and discharge said periodic installments as required by this SECTION; provided, however, that in the event Lessee elects to surrender the Premises upon the expiration of the Term in accordance with SECTION 33.1(A) hereof, an amount equal to all unpaid installments shall be immediately due and payable by the Lessee on the Expiration Date.

     (c) Nothing in this Lease shall require Lessee to pay any local, state, federal or foreign income taxes assessed against Lessor, any Noteholder, local, state or federal capital levy, gross receipts (other than in the nature of a rent, sales or occupancy tax), estate, succession or inheritance taxes imposed on Lessor, any Noteholder or corporation franchise taxes, unincorporated business taxes or excise taxes (to the extent arising from the nature of the business of the applicable Person or such Person's corporate privileges) imposed on Lessor or any Noteholder; provided, however, that if any time during the Term the methods of taxation prevailing on the date hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, or charges now or hereafter levied, assessed, or imposed on real estate and the improvements thereon to be levied, assessed and imposed wholly or partially as a capital levy or otherwise on the rents received therefrom, or if any tax, corporation franchise tax levy or unincorporated business tax levy (including, but not limited to, any state or federal levy) or charge or any part thereof shall be specifically measured by or based in whole or in part upon the Premises (or any portion thereof) and any improvements thereon (including, but not limited to, the acquisition, leasing, use or value thereof) and shall be imposed upon Lessor in substitution for and/or in addition to any such taxes, assessments, levies or charges levied, assessed or imposed upon real estate, then all such taxes, assessments, levies, or charges, or the part thereof so measured or based shall be deemed to be and shall be included within the term "Impositions", and Lessee shall pay and discharge same as herein provided in respect of the payment of Impositions.

     (d) The certificate, advice or bill of the appropriate official designated by law of payment or non-payment of an Imposition shall be prima facie evidence that such Imposition is paid or due and unpaid, as the case may be, at the time of the making or issuance of such certificate, advice or bill.

     4.2 UTILITIES; MAINTENANCE CONTRACTS.

     Lessee shall pay, or cause to be paid, all charges for gas, electricity, light, heat, water, sewerage, and power, for protective and security services, for telephone and other communication services, and for all other public or private utility services, which shall be used, rendered or supplied upon or in connection with the Property, or any part thereof, at any time during the Term, and Lessee will do all things required for the maintenance and continuance of all such services as are necessary for the proper maintenance and operation of each Property.

     4.3 SURVIVAL.

     The obligations of Lessee pursuant to this SECTION 4 accruing during the Term shall survive the expiration or termination of this Lease.

SECTION 5. REPRESENTATIONS AND WARRANTIES; CONDITION OF EACH PROPERTY;
           DISCLAIMER

     Notwithstanding anything in this Lease to the contrary, Lessee acknowledges that Lessee is fully familiar with and has examined each Property, the physical condition thereof and the leases and occupancies, if any, affecting each Property. Lessee accepts each Property in its existing condition and state of repair, and is leasing the same in "as is" condition. Lessee agrees that no representations, statements, or warranties, express or implied, have been made by or on behalf of Lessor, any broker, advisor or any other person in respect of any Property, the rights of any parties in possession, the status of title thereof, the physical condition thereof, the zoning or other laws, regulations, rules, orders and other Applicable Laws, Impositions, or the use that may be made of any Property (or any portion thereof), that Lessee has relied on no such representations, statements or warranties, and that Lessor shall in no event whatsoever be liable for any latent or patent defects in any Property. Lessee assumes all risks resulting from, and shall promptly correct, any defects (patent or latent) in any Property or from any failure of the same to comply with any Applicable Law or the uses or purposes for which the same may be occupied. LESSEE IS IN FULL POSSESSION OF EACH PROPERTY. LESSOR HAS NOT MADE AN INSPECTION OF ANY PROPERTY (OR ANY PORTION THEREOF) OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION, OR DURABILITY THEREOF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR AS TO LESSOR'S TITLE THERETO OR OWNERSHIP THEREOF OR OTHERWISE, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY LESSEE. IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN ANY PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, LESSOR SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO, NOR SHALL LESSOR BE REQUIRED TO FURNISH ANY FACILITIES OR SERVICES OR MAKE ANY REPAIRS OR STRUCTURAL CHANGES OR ALTERATIONS IN OR TO ANY PROPERTY. THE PROVISIONS OF THIS SECTION 5 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LESSOR, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

SECTION 6. REPAIRS; ENCROACHMENTS

     6.1 MAINTENANCE AND REPAIR.

     Throughout the Term, Lessee shall at its sole risk, cost and expense take good care of the Premises and of any buildings, structures, facilities, improvements, landscaping, grounds and appurtenances constituting a part thereof, and keep the same and all parts thereof, including, without limitation, the roof, foundations and appurtenances thereto and any parking facilities, access roads or landscaping located on the Land, together with any and all Alterations, in good and safe order and condition, in accordance with the practices of prudent owners of similar properties in the area in which each Property is located and at least equal to the maintenance standards of Lessee or its Affiliates with respect to similar properties owned or operated by Lessee or its Affiliates, suffering no waste or injury, and shall, at Lessee's sole risk, cost and expense, make all changes and repairs, restorations and replacements (collectively, "REPAIRS"), interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, in and to each Property or any part thereof, or any buildings, structures, facilities, improvements and appurtenances and whether or not arising from any defect in the construction of the Improvements (including, but not limited to, the roof, foundations and appurtenances thereto and any parking facilities, access roads and landscaping located on the Land) and equipment and personal property in and upon each Property or any part thereof, including, without limitation, vaults, sidewalks, curbs, water, sewer and gas connections, meters, pipes and mains, and all other fixtures and equipment now or hereafter belonging to each Property or any part thereof, which Repairs may be required to maintain each Property in good mechanical condition and repair, ordinary wear and tear excepted, in accordance with prudent industry practice, or which may be required pursuant to any Applicable Law or insurance requirement under SECTION 9 hereof. Lessee shall, in accordance with the standards set forth in this SECTION 6, repair or replace each item constituting the Improvements that shall have become worn out in whole or in part; provided, however, that the fair market value of the Property shall not be lessened thereby and that such replacements shall be of a type currently used in the industry for the same purpose. All materials and equipment used or installed in connection with such repairs, restorations and replacements shall be at least equivalent in standard, quality and usefulness to the standard, quality and usefulness of the original materials and equipment.

     6.2 OBSTRUCTION OF ACCESS; ENCROACHMENTS.

     Lessee shall not obstruct or grant its permission to any third party to obstruct the streets, sidewalks, curb cuts or alleys adjoining or providing access to any Property, shall keep the sidewalks and curbs adjoining each Property and the curb cuts, access roads and parking facilities on the Land clean and free of snow and ice, obstructions and rubbish and shall provide adequate cleaning, lighting and security with respect to any parking facilities on the Land. In the event that all or any part of the Improvements shall encroach upon any property or right-of-way adjoining or adjacent to the Land or any part thereof, or shall violate any agreements or conditions affecting the Land or each Property or any part thereof, or shall obstruct any easement or right-of-way to which the Land or any Property or any part thereof may be subject (except easements or rights-of-way granted to or arising in favor of Lessor), then Lessee shall, at its sole cost and expense, either (i) contest such matter pursuant to SECTION 8 hereof, (ii) obtain valid and effective permits for or consents to such encroachments and/or violations (without any liability to Lessor, the Agent or the Holders of the Notes for which such parties are not indemnified) or waivers or settlements of all claims, liabilities and damages resulting therefrom, or (iii) make such changes, including alteration or removal, to the Improvements and take such other action as shall be reasonably necessary to rectify such encroachments, violations, hindrances, obstructions or impairments, subject to the Lessor's consent if and to the extent required by SECTION 15 hereof. Lessor shall not be required to construct any improvements on any Property, or to furnish any services or facilities or to make any repairs, restorations, replacements or alterations in or to any Property, or to maintain or inspect any Property in any way. Any inspection which Lessor may make of any Property shall be solely for the purpose of advising Lessor of the condition thereof and Lessee's compliance with the terms, covenants and conditions of this Lease and shall not limit or otherwise alter the respective rights and obligations of Lessor and Lessee hereunder or be deemed to constitute an approval by Lessor of the condition of such Property, Lessee's performance of its obligations hereunder or any other matter. LESSEE HEREBY ASSUMES THE FULL AND SOLE RESPONSIBILITY FOR THE CONDITION, OPERATION, REPAIR, REPLACEMENT AND MAINTENANCE OF THE PREMISES IN ACCORDANCE WITH THE TERMS, COVENANTS AND CONDITIONS SET FORTH IN THIS LEASE IRRESPECTIVE OF ITS RIGHT UNDER ANY APPLICABLE LAWS TO MAKE THE SAME AT THE EXPENSE OF LESSOR.

SECTION 7. COMPLIANCE WITH APPLICABLE LAWS

     Lessee shall, throughout the Term at Lessee's sole cost and expense, promptly comply with and cause each Property to comply in all material respects with all Applicable Laws, including, without limitation:

          (a) the requirements of every applicable statute, code, law, rule, ordinance, regulation, order, policy or directive, now or hereafter made by any federal, state, municipal or other public body, department, bureau, office or authority, and any judicial or administrative interpretation thereof, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same are presently within the contemplation of Lessor or Lessee, or whether the same require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof, which may be applicable from time to time to (i) any Property or any part thereof, including, but not limited to, the foundations of any building or improvements constituting a part of any Property or any appurtenances thereto; (ii) the use or occupation of any Property, including, but not limited to, any demolition, construction, alteration, structural change or addition of, in or to any Improvements at any time upon, connected with, appurtenant to or constituting a part of any Property; (iii) any Environmental Activity; (iv) the removal of any encroachment; (v) any vault, sidewalk or other space in, under or over any street adjoining any Property; and (vi) any agreement, contract, easement, encumbrance, covenant or restriction affecting any Property or any part thereof; and

          (b) any applicable regulation, rule or order of any Board of Fire Underwriters, Fire Insurance Rating Organization, or other body having similar functions, or of any liability or fire insurance company insuring any Property, whether present or future, foreseen or unforeseen, ordinary or extraordinary, whether or not the same are presently within the contemplation of Lessor or Lessee, whether the same require structural or extraordinary repairs, alterations or additions, and irrespective of the cost thereof, which may be applicable from time to time and whether or not compliance is required on account of any particular use to which any Property or any part thereof may be put.

SECTION 8. CONTEST RIGHTS

     8.1 LESSEE'S RIGHT TO CONTEST.

     Notwithstanding anything to the contrary provided in this Lease, Lessee shall have the right to protest or contest in good faith (i) the amount, validity or applicability of any Imposition, (ii) any charge for the services described in SECTION 4.2 hereof, (iii) the validity or applicability of any Applicable Law or (iv) the validity or applicability of any Lien; provided that and so long as (a) the same is done by Lessee upon prior notice to Lessor and Agent, in good faith, by proper proceedings and in accordance with Applicable Laws, at Lessee's sole cost and expense and with due diligence and continuity so as to resolve such protest or contest as promptly as reasonably possible under the circumstances, (b) no Property nor any part thereof is or will be in material danger of being forfeited or lost by reason of such protest or contest,
(c) in the case of any contested Lien, such Lien shall be bonded or otherwise removed from record within the time period set forth in SECTION 16.1 hereof,
(d) if the amount of such Imposition

(together with any potential interest or penalties), Lien or charge or the cost of complying with such Applicable Law exceeds 5% of the total Project Costs for any Restaurant Property or 5% of the total Acquisition Costs for the HQ Property, if applicable, Lessee shall deposit with Lessor, or otherwise provide Lessor with, security in an amount and in form and substance reasonably satisfactory to Lessor and Agent for application to the amount of any unpaid Imposition or other charge or the cost of curing any violation of Applicable Laws being contested, or discharging or satisfying any Lien, as the case may be, and to secure Lessor and the Noteholders against any loss or damage arising out of such protest or contest or the deferral of Lessee's performance or compliance, (e) in any event, each such protest or contest shall be concluded and any and all actions necessary to comply with Applicable Laws or to discharge any Lien shall be taken and any contested amounts (together with any penalties, interest and costs in connection therewith) shall be paid prior to the date any Property or any part thereof is listed for an in rem action with respect to the noncompliance with any Applicable Law, the foreclosure of any Lien or the nonpayment of such Imposition or other charge, as the case may be, or any writ or order is issued under which any Property or any part thereof may be sold, forfeited or lost by reason of such noncompliance, foreclosure or nonpayment,
(f) such protest or contest shall not subject Lessor or any Noteholder to prosecution for a criminal offense or a claim for civil liability and (g) no Lease Event of Default (as defined in SECTION 12.1) shall have occurred and be continuing. Pending the determination of any such protest or contest in accordance with the immediately preceding sentence, Lessee shall not be obligated to comply with any legal requirement being so contested or to pay the Imposition or other charge which is being protested or contested if such noncompliance or non-payment is permitted under Applicable Laws and does not result in a material risk of the discontinuance of any service that is necessary for the proper maintenance and operation of any Property, as the case may be. Upon written request by Lessor or Agent, Lessee shall provide Lessor and Agent with copies of any applications, petitions or other pleadings filed in connection with any protest or contest pursuant to this SECTION. If required by Applicable Laws, Lessee may conduct any protest or contest permitted by this
SECTION indirectly by causing Lessor to do so, provided the same is at the sole cost and expense of Lessee and that Lessor is notified of Lessee's desire so to commence such protest or contest at least fifteen (15) Business Days prior to the date upon which Lessee intends to initiate such protest or contest. So long as Lessee shall be prosecuting any contest or protest in accordance with the terms of this SECTION 8.1, Lessee shall not be deemed to be in Default under this Lease by reason of Lessee's failure to perform the obligation being contested or protested. Lessor shall cooperate with Lessee in connection with any such protest or contest, provided (i) all reasonable and documented out-of-pocket expenses and costs incurred by Lessor in connection therewith shall be borne by Lessee and (ii) Lessor shall not be required to execute any document which would (A) materially adversely affect the fair market value or utility of any Property or (B) subject Lessor, Agent or any Noteholder to any liability unless, in the circumstances described in clause (B) above, the applicable Person is indemnified pursuant to and in accordance with SECTION 7 of the Participation Agreement.

     8.2 LESSOR'S JOINDER RIGHTS.

     Lessor may, at its sole cost and expense, join with Lessee in making any application, petition or other pleading, retain co-counsel, attend hearings, present evidence and arguments, and generally participate in the conduct of any protest or contest under this SECTION 8 and in connection therewith, Lessee shall notify Lessor of such contest or protest and, upon written request by Lessor, shall make available to Lessor, at Lessor's cost and expense, any non-privileged material in Lessee's possession relating to the Premises and any other facts Lessor may reasonably require in connection therewith. Lessee shall not settle or compromise any contest or protest in which Lessor may participate pursuant to this SECTION without the prior consent of Lessor, which shall not be unreasonably withheld, unless the terms of such settlement (a) expressly provide for the full and unconditional release of the Lessor from any Claims relating to such protested or contested matter and (b) will not result in a material adverse effect on the value, useful life or continued use of any Property for any purposes intended.

SECTION 9. INSURANCE

     9.1 INSURANCE POLICIES.

     Lessee shall, at its sole cost and expense, obtain and maintain (or cause other parties, such as contractors, to obtain and maintain) the following insurance policies:

          (c) during the Term hereof, insurance on the Improvements against loss or damage by fire and by the risks or causes covered by the broadest form of "all risks" or comparable broad form coverage, including coverage for damage caused by earthquakes (excluding any Properties located in California) and so-called boiler and machinery risks, in amounts at all times sufficient to prevent Lessor or Lessee from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 100% of the then Full Insurable Value (as hereinafter defined) of the Improvements, as evidenced by an appropriate replacement cost or stated amount endorsement to the insurance policy;

          (d) during the Term hereof, insurance on the Improvements against loss or damage caused by earthquakes and/or earth movement (excluding any Properties located in California) in an amount as determined by a qualified insurance broker consultant acceptable to Lessor and Lessee;

          (e) flood insurance on the Improvements (excluding any Properties located in Zone A) from the date hereof in an amount at least equal to the maximum limit of coverage available for the Improvements under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as the same may have been or may hereafter be amended or modified (and any successor act thereto) if the Improvements are located in an area identified by the U.S. Secretary of Housing and Urban Development as an area having flood hazards and in which flood insurance has been made available under the aforesaid legislation;

          (f) during the Term hereof, commercial general liability insurance written on an occurrence form insuring the Lessee as named insured and naming Lessor, Agent and the Noteholders as additional insureds and the Lessor as loss payee, against any liability for (i) (A) bodily injury, death, property damage (1) occurring on or about the Property or (2) relating to the ownership, use or operation of any automobile or other vehicle used by any Lessee or Construction Agent in connection with any Property and (ii) breach of contract, with limits of liability not less than $50,000,000 combined single limit;

          (g) during the Term hereof, worker's compensation insurance and employer's liability insurance in statutory limits, or otherwise in compliance with statutory requirements with respect thereto, covering all persons with respect to whom death, bodily injury or sickness claims could be asserted against Lessee under any worker's compensation law, employer's liability law or similar laws of the state in which each Property is located that may, at any time or from time to time, be enacted;

          (h) during the performance of any Alterations, broad form Builder's All-Risk insurance in such amounts as Lessor and Agent shall reasonably request;

          (i) during the Term hereof, business interruption insurance in amounts sufficient to compensate Lessee for the loss of income during a period of not less than twelve (12) months, such amount of coverage being adjusted annually to reflect the income payable during the succeeding twelve (12) month period; and

          (j) such other insurance on the Improvements and in such amounts as may from time to time be reasonably required by Lessor and Agent against other insurable hazards which at the time are commonly insured against in Comparable Buildings.

     The term "FULL INSURABLE VALUE" shall mean the actual replacement cost of the Improvements (exclusive of the cost of noninsurable portions thereof, such as excavation, foundations and footings). Any policies of insurance of the character described in clauses (a), (b) and (d) above shall expressly provide that any losses thereunder shall be adjusted with Lessor (or the Agent on behalf of the Lessor) and Lessee. All losses payable under the policies of insurance described in the preceding sentence shall be payable to Lessee and the loss payees jointly subject to the terms of this Lease.

     Builder's Risk Insurance shall be "All Risk" or the equivalent coverage including theft, will insure all buildings, machinery, equipment, materials, supplies, temporary structures and all other property of any nature on-site, off-site, and while in transit which is to be used in fabrication, erection, installation and completion of the project, and remain in effect until the entire project has been completed and accepted by Lessor. Such Insurance shall be provided on a replacement cost value basis and include foundations, other underground property, tenant improvements and personal property when required herein. If tenant Improvements and personal property are not included in the above they may be insured separately by Lessor provided coverage is acceptable to Agent. Builder's Risk insurance shall be on a non-reporting, completed value form, and covering: soft costs (to the extent not self-insured by Lessee in a manner reasonably acceptable to Agent), debris removal expense including removal of pollutants, resulting loss and damage to property due to faulty or defective workmanship or materials and/or error in design or specification, loss while the property is in the care, custody, and control of others to whom the property may be entrusted. The policy shall provide that the Lessor can complete and occupy the premises without further written consent from the insurer. The policy shall cover loss of income, resulting from delay in occupancy and use of the premises due to loss. Such insurance shall also cover continuing expenses not directly involved in the direct cost of construction/renovation, including expense incurred upon money borrowed to finance construction or repair, continuing interest on mortgage loans, advertising, promotion, realty taxes and other assessments, the cost to the insured of additional commissions incurred upon renegotiating leases, and other expenses incurred as the result of property loss or destruction by the insured peril. This coverage shall not contain any monthly limitation.

     9.2 ADDITIONAL POLICY REQUIREMENTS.

     (a) The "all risk" property insurance required to be obtained by Lessee under this SECTION 9 shall be primary and not be concurrent in form or contributing with any other coverage which Lessee or Lessor may carry. Such insurance shall be issued by insurance companies legally qualified to issue such insurance in the jurisdiction in which each Property is located and of recognized reputability rated A-XI or better (or the then equivalent of such rating) by Best's Insurance Reports (or any successor publication of comparable standing), BBB or better by Standard & Poor's Rating Group and Ba3 by Moody's Investors Service, Inc. Such insurance shall be provided pursuant to forms of insurance policies reasonably satisfactory to Lessor. Neither the issuance of any insurance policy required under this Lease, nor the minimum limits specified herein with respect to Lessee's insurance coverage, shall be deemed to limit or restrict in any way Lessee's liability arising under this Lease. The dollar amounts set forth in SECTION 9.1(D) shall be increased from time to time during the term upon request by Lessor to the extent such increase is consistent with commercial general liability insurance then customarily required by landlords of Comparable Buildings. With respect to the insurance required by SECTIONS 9.1(A) and (D) that is provided by means of an insurance policy covering each Property and other properties owned or occupied by Lessee on or before the date upon which such insurance is required, Lessee shall deliver to Lessor (i) an original certificate evidencing such insurance, (ii) an original endorsement to such policy naming Lessor as loss payee or additional insured, as the case may be, and (iii) a summary of those provisions of such policy applicable to each Property certified by the issuer. With respect to each other insurance policy required to be obtained by Lessee under this SECTION 9, on or before the date on which such insurance coverage is required by SECTION 9.1, Lessee shall deliver to Lessor satisfactory evidence of such insurance. Prior to the expiration of any required policy Lessee shall provide to Lessor satisfactory evidence of renewal or replacement of such insurance policy. Each insurance policy required to be carried hereunder by or on behalf of Lessee shall (A) provide (and any certificate evidencing the existence of each such insurance policy shall certify) (i) that such insurance policy shall not be cancelled or modified unless Lessor shall have received thirty (30) days' prior written notice of such cancellation or modification, (ii) that any loss payable thereunder shall be payable notwithstanding any act, omission or negligence of Lessee which might, absent such agreement, result in a forfeiture of all or any portion of such insurance payment, (iii) that the interests of the Lessor, Agent and the Holders from time to time of the Notes shall be insured regardless of any breach or violation by the Lessee of any representations, warranties, conditions or declarations contained in such policy and (B) contain such deductibles and retentions as shall be commercially available and reasonably acceptable to Agent.

     (b) If Lessee shall fail to pay any or all of the premiums due under any of the foregoing policies or to deliver evidence of such policies as required by this SECTION, Lessor, at its option, may (but shall not be obligated to) procure, deliver and deposit the same or pay the premiums therefor, and the amounts paid by Lessor shall constitute Additional Rent hereunder and shall be repaid to Lessor by Lessee promptly, but in any case within ten (10) Business Days, after rendition of a bill therefor by Lessor. No such payment by Lessor shall be deemed a waiver of any default by Lessee hereunder nor shall it affect any other right or remedy of Lessor by reason of such default.

     (c) Lessee shall not violate or permit any occupant of any Property, or any part thereof, to violate any of the material conditions or provisions of any such policy, and Lessee shall perform and satisfy the requirements of the insurers writing such policies.

     (d) Upon written request by Lessor, Lessee shall furnish proof, reasonably satisfactory to Lessor, of the payment (whether in full or by periodic payment) of the premiums for all insurance policies at any time required to be effected and maintained under this Lease.

     (e) The insurance required to be provided by Lessee pursuant to this
SECTION 9 shall be primary and non-contributory as evidenced by the certificates of insurance required to be delivered by Lessee pursuant to this SECTION 9.

     (f) No approval by Lessor of any insurer shall be construed to be a representation, certification or warranty of its solvency and no approval by Lessor as to the amount, type or form of any insurance shall be construed to be a representation, certification or warranty of its sufficiency.

     (g) Lessee shall cause each insurer to include in each of Lessee's insurance policies insuring against loss, damage or destruction of property by fire or other insured casualty (each a "CASUALTY POLICY") and in the insurance policy required by SECTION 9.1(D) a waiver of the insurer's right of subrogation against Lessor, Agent, the Noteholders and their respective employees, representatives, agents and contractors and against any additional insureds, or, if such waiver shall be unobtainable (i) an express agreement that such policy shall not be invalidated if Lessee waives or has waived before the casualty the right of recovery against any party responsible for a covered casualty or (ii) any other form of permission for the release of such responsible party.

SECTION 10. DAMAGE, DESTRUCTION AND CONDEMNATION

     10.1 DEFINITION OF CASUALTY.

     If during the Term, any Property or any part thereof shall be destroyed or damaged in whole or in part by any cause whatsoever and the cost of restoring such Property exceeds five percent (5%) of the Project Costs for such Property or shall be taken for any public or quasi-public use, under any statute, or by right of eminent domain and either the cost to restore such Property or the resulting diminution in the fair market value of such Property exceeds five percent (5%) of the fair market value of such Property as of the applicable Acquisition Date (as set forth in the applicable Appraisal) (any of the foregoing, a "CASUALTY"), Lessee shall give Lessor prompt notice of such Casualty. For purposes of this SECTION, the term "SUBSTANTIAL CASUALTY" shall mean a Casualty the extent of which is such that (i) the Property, in the good faith opinion of Lessee, is rendered unsuitable for restoration or continued use or (ii) the nature of such Casualty is such that (A) in the judgment of the Independent Engineer, the Property cannot be restored with reasonable diligence in a time period ending no later than the earlier to occur of (1) six (6) months after the date of such Casualty and (2) six (6) months prior to the Expiration Date or (B) the cost of the Restoration, as determined by the Independent

Engineer, would exceed an amount equal to twenty five percent (25%) of the fair market value of the Property.

     10.2 ASSIGNMENT OF CASUALTY PROCEEDS.

     Lessee hereby irrevocably assigns to Lessor any award or compensation or insurance payment or other proceeds to which Lessee may become entitled by reason of its interest in the Premises or any part thereof being affected by a Casualty (collectively, "CASUALTY PROCEEDS"). Notwithstanding the foregoing, any Casualty Proceeds shall be available to Lessee for restoration of the applicable Property in accordance with the terms of this Lease unless this Lease is terminated as to such Property as a result of a Substantial Casualty pursuant to
SECTION 10.3 hereof, in which event, such Casualty Proceeds shall either be assigned to Lessee or applied toward the Lessee's obligation to pay the amounts payable pursuant to SECTION 10.3.

     10.3 TERMINATION NOTICE; LESSOR TERMINATION NOTICE.

     If a Substantial Casualty occurs, then this Lease (as to the affected Property, but not as to any of the other Properties) shall terminate as of the date set forth in a notice delivered by Lessee to Lessor and Agent not later than thirty (30) days after the date of such Substantial Casualty (the "TERMINATION NOTICE"), which date shall be the Payment Date first occurring at least thirty (30) days after the occurrence of any such Substantial Casualty. Lessee shall continue to pay Basic Rent with respect to the Advances made for the terminated Property from and including the date of such Casualty to and including the applicable termination date (the "TERMINATION DATE"), which Basic Rent for such Advances shall be apportioned as of the Termination Date in the event such Termination Date does not occur on a Payment Date. On the Termination Date, Lessee shall pay, or cause to be paid, to Lessor the Termination Value for the applicable Property and, without duplication, all unpaid and accrued Basic Rent, any Additional Rent, Closing Costs and other sums then due and payable hereunder relating to the applicable Property up to and including such Termination Date, including any Breakage Costs. Upon payment of such amounts by Lessee to Lessor, Lessor shall convey the applicable Property to Lessee (including any and all rights of Lessor to any Casualty Proceeds not received prior to the Termination Date) or its designee without representation, recourse or warranty except (1) that the such Property free and clear of any Lessor Liens (except as consented to in writing or created or caused by the Lessee and except as to any interest created by Lessor upon the exercise of any right hereunder upon any Lease Event of Default or upon the delivery of a Termination Notice) and (2) Lessor shall provide customary representations with respect to its valid existence and authority to execute and deliver such deed. Upon such conveyance, this Lease shall terminate as to the affected Property and be of no further force or effect except with respect to those provisions which expressly survive such termination.

     10.4 CASUALTY OTHER THAN A SUBSTANTIAL CASUALTY.

     (a) If there shall occur a Casualty which is not a Substantial Casualty, this Lease shall continue in full force and effect without any reduction or abatement in Basic Rent hereunder and Lessee shall promptly (i) file all required documents and applications with its insurers, and make such claims with its insurers, as shall be necessary or advisable, (ii) take such steps as shall be necessary or advisable to preserve the undamaged portion of the Improvements and (iii) at its own risk, cost and expense, and whether or not the Casualty Proceeds, if any, shall be sufficient for the purpose, promptly restore, repair, replace or rebuild the same to its value, condition and character immediately prior to such damage or destruction. Such restoration, repair, replacement or rebuilding shall be commenced and prosecuted to completion with due diligence and in a workmanlike manner. Lessor shall in no event be called upon to repair, replace, restore or rebuild any portion of the Improvements, nor to pay any of the costs or expenses thereof. All work shall be performed under the supervision of an architect or engineer selected by Lessee and approved by Lessor, which approval shall not unreasonably be withheld or delayed. Such work shall not be undertaken until (1) complete and detailed plans and specifications have been approved in writing by Lessor, which approval shall not be withheld or delayed; provided that (x) the capacity and useful life of the Improvements, shall not, after such restoration, be less than the capacity and useful life prior to such Casualty; (y) the fair market value of the affected Property shall not, after such restoration, be less than its fair market value prior to such Casualty in Lessor's reasonable judgment; and (z) if the estimated cost to complete such restoration exceeds the amount of the Casualty Proceeds, Lessor is, in its sole judgment, satisfied that Lessee shall have sufficient funds available to pay such excess, and (2) Lessee shall have obtained any necessary permits and approvals from all governmental departments, bureaus and agencies having jurisdiction. Lessor shall cooperate with Lessee as necessary in obtaining such permits and approvals; provided that Lessee shall reimburse Lessor for any reasonable and documented costs and expenses incurred in connection with such cooperation.

     (b) Notwithstanding anything to the contrary contained in this Lease, in the case of a Casualty which is not a Substantial Casualty, Casualty Proceeds shall be made available only as provided in this SECTION for the payment of the cost of the aforesaid restoration, repair, replacement or rebuilding, including the cost of temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement or rebuilding (all of which temporary repairs, protection of property and permanent restoration, repair, replacement or rebuilding are hereinafter collectively referred to as the "RESTORATION").

     (c) Provided no Lease Event of Default shall have occurred and be continuing if the Casualty Proceeds resulting from any Casualty which is not a Substantial Casualty are less than 5% of the Project Costs or Acquisition Costs for such Property, as the case may be, such Casualty Proceeds shall be paid directly to Lessee (or remitted by the Lessor to Lessee as promptly as practicable after the receipt thereof by Lessor) for application to the costs of the Restoration upon satisfaction of the requirements for the commencement of Restoration work set forth in SECTION 10.4(A). If such Casualty Proceeds are 5% of the Project Costs or Acquisition Costs for such Property or more, such Casualty Proceeds, less the actual, reasonable and documented cost, fees and expenses, if any, incurred in connection with adjustment of the loss, shall be deposited or invested in an account or vehicle (the "DEPOSITORY") selected by Lessor and consented to by Lessee, which consent shall not be unreasonably withheld or delayed. Any Casualty Proceeds received by Lessee which, under the provisions of this Lease, are required to be placed with the Depository shall be held by Lessee in trust for Lessor pending its deposit with the Depository. The Depository shall be, and hereby is, authorized to invest any Casualty Proceeds received by it in any Permitted Cash Investment. During any period that the Depository is holding any Casualty Proceeds pursuant to this Lease, Lessee shall bear the risk of loss with respect to such funds. So long as the Restoration is being performed by Lessee with reasonable due diligence and in good faith and no Event of Default shall have occurred and be continuing, the amount deposited with the Depository shall be paid out from time to time as such Restoration progresses upon the written request of Lessee, which request shall be accompanied by the following:

          (i) A certificate signed by an independent architect reasonably acceptable to Agent, construction consultant, construction manager, engineer or other professional then in the business of providing certifications of matters of the nature described in CLAUSES (1) and (2) of this SECTION 10.4(C)(I) (or, if an architect or engineer is not required under SECTION 10.4(A), a certificate signed by a duly authorized officer of Lessee) dated not more than fifteen (15) days prior to such request, stating that:

               (1) such certifying party has inspected the Improvements and the Restoration has been completed to the extent set forth in the request by Lessee in accordance with Applicable Laws and the approved plans for such Restoration; and

               (2) the cost, as reasonably estimated by such certifying party, of the Restoration to be completed subsequent to the date of such certificate does not exceed the amount of Casualty Proceeds then held by the Depository.

          (ii) A certificate signed by a duly authorized officer of Lessee dated not more than fifteen (15) days prior to such request (A) stating that the sum then requested either has been paid by Lessee or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the Restoration, (B) restating the representations and warranties of Lessee set forth in the Participation Agreement, (C) certifying that no Lease Default or Lease Event of Default has occurred and is continuing and giving a brief description of such services and materials and the several amounts so paid or due to each of said persons in respect thereof, and no part of such expenditures has been or is being made the basis in any previous or then pending request for the withdrawal of Casualty Proceeds or has been made out of the Casualty Proceeds received by Lessee, and the sum then requested does not exceed the value of the services and materials described in the certificate; and except for the amount, if any, stated pursuant to SECTION 10.4(C)(I)(1) in such certificate to be due for services or materials and any amount being contested by Lessee in accordance with SECTION 8.1 hereof, there is no outstanding indebtedness which is then due for labor, wages, materials, supplies or services in connection with the Restoration and which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's or materialmen's statutory or similar lien upon the Restoration or upon such Property, or any part thereof, or upon Lessee's leasehold interest therein.

     (d) Anything herein contained to the contrary notwithstanding, it shall be the duty of Lessee at the time of the deposit of the Casualty Proceeds as aforesaid, and from time to time thereafter upon written request (but not more often than monthly) until the Restoration shall have been completed and paid for, to furnish Lessor and the Depository with additional and adequate evidence of the fact that, at all times, the sum of the undisbursed portion of the Casualty Proceeds so deposited and the amounts theretofore expended by Lessee in respect of the costs of Restoration from sources other than Casualty Proceeds are sufficient to pay for the

Restoration in its entirety. If at any time (1) either (x) Lessee does not furnish such evidence to Lessor in a timely manner or (y) the certificate required by SECTION 10.4(C)(I) does not include the certification required by
SECTION 10.4(C)(I)(2) and (2) the Casualty Proceeds available for the Restoration, shall in the reasonable estimation of Lessor, be insufficient to pay the entire cost of the Restoration, Lessee shall be required to pay from its own funds the costs of the Restoration, and shall not be entitled to receive or use the funds on deposit with the Depository, until the amount on deposit with the Depository is sufficient, in the reasonable estimation of Lessor, to pay the remaining cost of the Restoration.

     (e) Upon compliance with the foregoing provisions of this SECTION, the Depository shall pay, to Lessee or the persons named in the certificate referred to in SECTION 10.4(C)(II) hereof, from such Casualty Proceeds, the respective amounts stated therein to have been paid by Lessee or to be due to such persons, as the case may be.

     (f) If the amount of any Casualty Proceeds (including any interest or earnings thereon) shall exceed the entire cost of the Restoration, such excess, upon completion of the Restoration and the payment of the entire cost thereof, shall, subject to SECTION 10.6 hereof, be paid to and retained by Lessee.

     10.5 CONTINUING OBLIGATIONS UNDER LEASE.

     Notwithstanding any rights now or hereafter conferred upon Lessee by Applicable Laws to quit or surrender this Lease or any Property, or any part thereof, or to any suspension, diminution, abatement or reduction of any rent on account of any destruction of or damage to such Property, or any part thereof, no such destruction or damage, however caused, shall (i) relieve Lessee from its liability to pay the full Basic Rent and Additional Rent payable under this Lease, (ii) relieve Lessee from any of its other obligations under this Lease, or (iii) permit Lessee to quit or surrender this Lease or any Property.

     10.6 EVENT OF DEFAULT.

     If a Lease Event of Default shall have occurred and be continuing, any Casualty Proceeds payable to or for the account of, or to be retained by, Lessee pursuant to this SECTION 10 shall be paid to Lessor as security for the obligations of Lessee under this Lease, and, at such time thereafter as either no such Lease Event of Default shall be continuing or Lessee shall have validly exercised its option to purchase the Premises pursuant to SECTION 31, such Casualty Proceeds shall be paid promptly to Lessee, or applied to the purchase price payable by Lessee or transferred to the Depository, as applicable.

SECTION 11. LESSOR MAY PERFORM LESSEE'S OBLIGATIONS

     If Lessee shall fail to observe, perform or comply with any term, covenant or condition contained herein to be observed, performed or complied with on Lessee's part, including, without limitation, any obligation to pay any Imposition required by SECTION 4 hereof or any other amount required to be paid by Lessee to any third party pursuant to the terms hereof Lessor, without being under any obligation to do so and without thereby waiving such failure, may (i) upon expiration of the applicable grace period with respect to such default provided in SECTION 12 hereof, or (ii) in the case of any failure resulting in imminent threat to human health or any Property or a reasonable likelihood of criminal liability on the part of any Indemnified Person, upon such prior notice as shall be reasonable under the circumstances, perform the same (and shall have access to each Property, if necessary, to do so), including, without limitation, the making of repairs necessary to cure such failure for the account and at the expense of Lessee. If Lessor should incur any cost or expense whatsoever, including, without limitation, reasonable attorneys' fees and disbursements, in (A) performing any of Lessee's obligations in accordance with the provisions of this SECTION 11,
(B) instituting or prosecuting any action or proceeding in connection with Lessor's performance of any of Lessee's obligations in accordance with the provisions of this SECTION 11 or (C) defending any action or proceeding instituted by reason of any default of Lessee, Lessee shall reimburse Lessor, on demand, for the amount of such expense together with interest thereon from the date of such payment or expenditure by Lessor to the date of reimbursement at a rate equal to the Default Rate as Additional Rent. No such payment or expenditure by Lessor shall be deemed a waiver of any default by Lessee hereunder nor shall it affect any other right or remedy of Lessor by reason of such default.

SECTION 12. DEFAULT OF LESSEE

     12.1 LEASE EVENT OF DEFAULT DEFINED.

     This Lease and the term and estate hereby granted are subject to the limitation that if any one or more of the following events (each, a "LEASE EVENT OF DEFAULT") shall occur:

     (a) Lessee shall fail to pay when due any Termination Value; or

     (b) Lessee shall fail to pay any installment of Basic Rent when due; or

     (c) Lessee shall fail to pay when due any Additional Rent (other than Termination Value), Closing Costs and other sums then due and payable hereunder relating to the Premises, including Breakage Costs, and such failure shall continue thirty (30) days after notice by Lessor to Lessee of such default; or

     (d) Lessee shall fail to maintain insurance in accordance with the requirements of SECTION 9 of this Lease; or

     (e) Lessee shall fail to observe, perform or comply with any term, covenant or condition of this Lease on Lessee's part to be observed, performed or complied with (other than the covenants described in SUBSECTIONS (A) through (D) of this SECTION 12.1) and (1) such failure shall not be capable of cure or (2) Lessee shall fail to remedy such default within ninety (90) days (or such longer period as is reasonably necessary to remedy the same so long as Lessee diligently pursues the same, but in no event longer than an additional one hundred eighty (180) days) after the earlier of (x) the date on which a Responsible Officer of Lessee becomes aware of such failure and (y) notice by Lessor to Lessee of such default; or

     (f) an Event of Default under the Participation Agreement other than an Event of Default described under SUBSECTION 9.1(O) of the Participation Agreement or an Event of Default described under subsection 9.1(A), (B), (C),
(D) or (P) of the Participation Agreement that is not caused by a Lease Event of Default; or

     (g) the Property or any portion thereof shall become subject to any Lien (other than a Lessor Lien) not expressly permitted by the terms of the Operative Documents and such Lien is not removed by Lessee (by bonding or otherwise) within sixty (60) days after Lessee receives notice or a Responsible Officer of Lessee obtains actual knowledge of the existence of such Lien; or

     (h) Lessee is generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against Lessee seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (A) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (B) any such proceeding instituted against it remains undismissed and unstayed for a period of sixty (60) days; or Lessee takes any corporate action to authorize any of the actions set forth above in this SECTION 12.01(H); or

     (i) Lessee shall assign, mortgage, hypothecate, sublet or otherwise transfer or encumber this Lease or any portion of the Premises other than in accordance with the provisions of SECTION 13 hereof; or

     (j) Lessee has elected not to purchase the Premises pursuant to SECTION
33.1 hereof and as of thirty (30) Business Days prior to the Expiration Date either (i) any Restoration of the Property is then continuing or (ii) a temporary condemnation affecting any material portion of the Property has occurred and is reasonably likely to continue beyond the Expiration Date, and any of said events is continuing, Lessor, at its option, may (but shall not be obligated to) terminate this Lease and the term and estate hereby granted upon notice to Lessee, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the giving of such notice with the same effect as if that day were the Expiration Date, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as herein set forth.

     12.2 REMEDIES.

     (a) If a Lease Event of Default shall have occurred and shall have continued to the date of Lessor's demand pursuant to SECTION 12.2(A)(IV) (whether or not this Lease and the Term shall have been terminated as provided in this SECTION), or if this Lease and the Term shall be terminated as provided in this SECTION, then, in any of said events:

          (i) Lessor may take all steps to protect and enforce the rights of the Lessor or obligations of Lessee hereunder, whether by action, suit or proceeding at law or in equity (for the specific performance of any covenant, condition or agreement contained in this Lease, or in and for the execution of any power herein granted or for any foreclosure, or the enforcement or any other appropriate legal or equitable remedy) or otherwise as the Lessor shall deem necessary or advisable;

          (ii) Lessee shall pay to Lessor all Basic Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of re-entry upon the Premises by Lessor, as the case may be;

          (iii) Lessor shall be entitled to retain all monies, if any, paid by Lessee to Lessor pursuant to the Lease, whether as Basic Rent, Additional Rent or otherwise, but such monies shall be credited by Lessor against any Basic Rent or Additional Rent due at the time of the occurrence of the Lease Event of Default or the time of any termination or re-entry or, at Lessor's option, against any damages payable by Lessee;

          (iv) Lessee shall be liable for and shall pay to Lessor on demand by Lessor, as liquidated damages (Lessee and Lessor acknowledging hereby that it would be impractical or extremely difficult to fix actual damages to Lessor by reason of a Lease Event of Default) and as consideration for the transfer of Lessor's interest in the Premises, an amount equal to the Termination Value for the Premises, together with all Basic Rent, Additional Rent, Closing Costs and other sums then due and payable hereunder relating to the Property up to and including the date of such payment, including any Breakage Costs, if any.

     Upon receipt by Lessor of all sums due hereunder, in immediately available United States currency, Lessor shall transfer to Lessee, without representations, recourse or warranty other than customary representations with respect to its valid existence and authority to execute and deliver the deeds of conveyance (but free of any Lessor Liens), its interest (1) in the Premises, (2) to the extent the same are assignable (and following or as a result of such assignment Lessor is released from any continuing obligations thereunder), in and to any construction contracts and permits, other than any rights of Lessor to any indemnities thereunder and (3) all rights and entitlements to any of the foregoing or held in connection therewith, and, upon such transfer, this Lease and the obligations of the parties hereto (other than those rights and obligations which expressly survive such termination) shall thereupon immediately cease and terminate.

          (v) Lessor's agents and representatives may immediately re-enter the Premises or any part thereof, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Premises and dispossess Lessee and any other persons and entities from the Premises or dispossess some and not others or dispossess none and remove any and all of Lessee or its property and effects from the Premises and in no event shall re-entry be deemed an acceptance of surrender of this Lease or an election by Lessor of any particular remedy or of a claim for damages against Lessee. Upon any such re-entry, Lessor, at its option, may relet the whole or any part or parts of the Premises from time to time, for the account of Lessee, to such tenant or tenants, for such term or terms ending before, on or after the scheduled expiration of the Term, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Lessor, in its sole discretion, may determine. Lessor shall not be required to accept any tenant offered by Lessee or to observe any instruction given by Lessee about such reletting. Lessor shall have no obligation to relet the Premises or any part thereof and shall in no event be liable for refusal or failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon any such reletting, and no such refusal or failure shall operate to relieve Lessee of any liability under this Lease or otherwise to affect any such liability. Lessor, at Lessor's option, may make such Alterations and other physical changes in and to the Property as Lessor, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting without relieving Lessee of any liability under this Lease or otherwise affecting any such liability, provided that Lessee shall not be liable for the cost of any such Alterations or other physical changes unless Lessee is otherwise liable therefor under the other terms, covenants and conditions contained in this Lease. In no event shall any one or more of the following actions by Lessor constitute a termination of this Lease: (A) maintenance and preservation of the Premises; (B) efforts to relet the Premises; (C) appointment of a receiver in order to protect Lessor Trustee's interest hereunder; (D) consent to any subletting of the Premises or assignment of this Lease by Lessee, whether pursuant to provisions hereof concerning subletting and assignments or otherwise; or
     (E) any other action by Lessor's agents intended to mitigate the adverse effects from any breach of this Lease by Lessee or otherwise permitted by law;

          (vi) Subject to SECTION 13.2(C) hereof, Lessor shall be entitled to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Lessee and affecting the Premises or may, in Lessor's sole discretion, succeed to Lessee's interest in such subleases, licenses, concessions or arrangements. In the event of Lessor's election to succeed to Lessee's interest in any such subleases, licenses, concessions or arrangements, Lessee shall, as of the date of notice by Lessor of such election, have no further right or interest in the rent or other consideration receivable thereunder; and

          (vii) In addition to the other sums that Lessor shall be entitled to recover under this SECTION, Lessor shall be entitled to prove and recover from Lessee as damages an amount equal to the cost of performing all obligations on Lessee's part to be performed under this Lease during the Term which obligations have not been previously discharged by Lessee, including, without limitation, the cost of placing the Premises in the condition in which Lessee has agreed to surrender it to Lessor on the expiration or termination of this Lease.

     (b) In the event of any breach or threatened breach by Lessee or any person or entity claiming through or under Lessee of any of the terms, covenants or conditions contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

     (c) Lessee, on its own behalf and on behalf of all persons and entities claiming through or under Lessee, including, but not limited to, all creditors, does hereby irrevocably waive any and all rights and privileges, so far as is permitted by law, which Lessee and all such persons and entities might otherwise have under any Applicable Laws, to (i) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (ii) redeem the Premises, (iii) re-enter or repossess the Premises, or (iv) restore the operation of this Lease after Lessee shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Lessor, or after any expiration or termination of this Lease and the Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease. The words "re-enter," "re-entry" and "re-entered" as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

     (d) In the event suit shall be brought by Lessor because of the breach of any term, covenant or condition herein contained on the part of Lessee to be observed, performed or complied with, then, if Lessor is awarded any affirmative relief in such suit, Lessor may recover from Lessee all expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

     (e) To the extent that any Lease Event of Default shall have been fully and completely cured prior to the exercise of any remedies by Lessor under this Lease or by Agent or any Holders under any of the other Operative Documents or Applicable Law, such Lease Event of Default shall cease to be an "Event of Default" for all purposes under the Operative Documents, including, without limitation, for purposes of the exercise of remedies or the denial or conditioning of the rights of Lessee hereunder.

     (f) Notwithstanding anything set forth herein to the contrary, upon the occurrence of any Lease Event of Default, Lessee may demand, by notice in writing to Lessor, that Lessor pursue its remedies under SECTION 12.2(iv) hereof first, in which event Lessor shall indeed pursue its remedies under said SECTION 12.2(IV) for a reasonable time before exercising any of its other remedies under this SECTION 12.2.

     12.3 WAIVER OF TRIAL BY JURY.

     LESSOR AND LESSEE SHALL AND HEREBY DO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, BY CONSOLIDATION OF ACTIONS OR OTHERWISE, BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER IN ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE OR THE INTERPRETATION THEREOF, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES, ANY CLAIM OF INJURY OR DAMAGE, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. LESSEE SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS, BY CONSOLIDATION OF ACTIONS OR OTHERWISE, OR RAISE THE EQUITABLE DEFENSE OF RECOUPMENT OR SETOFF IN A SUMMARY PROCEEDING OR IN ANY ACTION BASED ON NON-PAYMENT BY LESSEE OF BASIC RENT OR ADDITIONAL RENT, UNLESS THE FAILURE TO INTERPOSE SUCH COUNTERCLAIM OR COUNTERCLAIMS IN SUCH PROCEEDINGS OR ACTION WOULD CONSTITUTE A WAIVER OF SUCH COUNTERCLAIM OR COUNTERCLAIMS OR WOULD MATERIALLY PREJUDICE LESSEE'S RIGHT TO PURSUE SUCH COUNTERCLAIM OR COUNTERCLAIMS IN A SEPARATE ACTION OR PROCEEDING. NOTHING CONTAINED IN THE

IMMEDIATELY PRECEDING SENTENCE SHALL BE DEEMED TO PROHIBIT LESSEE FROM PURSUING ANY CLAIM THAT LESSEE MAY HAVE AGAINST LESSOR IN A SEPARATE SUIT OR PROCEEDING, PROVIDED THAT LESSEE SHALL NOT MAKE ANY MOTION TO CONSOLIDATE SUCH SEPARATE SUIT OR PROCEEDING WITH ANY SUMMARY PROCEEDING OR OTHER ACTION DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS LEASE.

     12.4 REMEDIES CUMULATIVE.

     The rights and remedies created hereby are cumulative, and no reference to nor exercise of any specific right or remedy by Lessor shall prejudice or preclude Lessor from exercising or invoking any other remedy in respect thereof, whether allowed at law or in equity or expressly provided for herein or the other Operative Documents.

     12.5 NO SUBSEQUENT WAIVER.

     No waiver by Lessor or Lessee of the breach of any covenant, agreement, obligation or condition of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof.

     12.6 MORTGAGE.

     (a) Lessor and Lessee intend that the Lessee shall treat this Lease, for accounting purposes, as an operating lease and as a financing for tax purposes. If, however, a court of competent jurisdiction determines that the transaction represented by this Lease and the other Operative Documents will be treated as a financing transaction, then in such event it is the intention of the parties hereto (i) that this Lease be treated as a mortgage and security agreement or other similar instrument (the "CONSTRUCTIVE MORTGAGE") from Lessee, as grantor, to Lessor, as grantee ("MORTGAGEE") for the benefit of Lessor and the Holders, encumbering the Property and securing the B-Notes and Lessor Investment in the aggregate and that the Lessee, as grantor, hereby (A) grants, bargains and sells to the Mortgagee for the benefit of the Lessor and the Holders, the Premises, and the Constructive Mortgage shall constitute a first and paramount Lien on the Premises, and (B) grants a security interest to Lessor in the Premises for the benefit of the Holders, (ii) that Lessor for the benefit of itself and of the Holders shall have, as a result of such determination, all of the rights, powers and remedies of a mortgagee and/or secured party available under Applicable Law to take possession of and sell (whether by foreclosure, power of sale or otherwise) the Premises, (iii) that the effective date of the Constructive Mortgage shall be the effective date of this Lease, (iv) that the recording of an instrument referencing this provision shall be deemed to be the recording of the Constructive Mortgage, (v) that the obligations secured by the Constructive Mortgage shall be the secured obligations; provided, however, that the maximum amount secured by such Constructive Mortgage shall be equal to the principal amount of the B-Notes issued with respect to the Property plus accrued and unpaid interest and any costs and expenses reimbursable by Lessee pursuant hereto; and (vi) Lessee shall pay any and all recordation or similar taxes due, if any, at the time a Construction Mortgage shall be determined to exist.

     (b) If this Lease shall hereafter be treated as the Constructive Mortgage as provided in SECTION 12.6(A) above, then the following provisions shall apply in respect of the Lessor's enforcement of its rights under such Constructive
Mortgage: (i) upon request by the Requisite Holders (determined in this case, only, as if no A-Notes were then outstanding), mortgagee shall proceed to sell the Premises and any and every part thereof, at public venue, to the highest bidder, at the customary time and place in the county where each Property is located, and at the time, place, and under the terms designated in said notice of sale for cash, first giving the public notice and notice to the Lessee required by Applicable Law of the time, terms and place of sale, and of the property to be sold; and upon such sale shall execute and deliver a deed of conveyance of each Property sold to the purchaser or purchasers thereof, and any statement or recital of fact in such deed in relation to the nonpayment of money hereby secured to be paid, existence of the indebtedness so secured, notice of advertisement, sale, receipt of money, and the happening of any of the events whereby any successor Lessor became successor as herein provided, shall be prima facie evidence of the truth of such statement or recital; and Lessor shall receive the proceeds of such sale, out of which Lessor shall pay, first the reasonable and documented costs and expenses of executing this trust, including reasonable and documented attorneys' fees and compensation to Lessor for his or her services, and next to the applicable Holders or their endorsees or assignees, upon the usual vouchers therefor, all monies paid pursuant to or under any provisions set forth herein or in the Operative Documents; and next all monies due and owing as to the secured obligations then due and unpaid (with interest at the Default Rate on any overdue amounts) up to the time of such payment, and if not enough therefor, then apply what remains; and next to all other unpaid sums secured hereby in such order as Lessor may elect; and the balance of such proceeds, if any, shall be paid to Lessee or such other Person or Persons legally entitled thereto; and Lessor covenants faithfully to perform the trust herein created; (ii) until a sale shall be held hereunder, Lessor hereby lets the Premises to the Lessee, upon the following terms and conditions, to-wit: the Lessee, and every and all persons claiming or possessing the Premises, and any part thereof, by, through, or under it, shall or will pay rent therefor during said term at the rate of one cent per month, payable monthly upon demand, and shall and will surrender peaceable possession of the Premises, and any and every part thereof, to Lessor, its successors, assignees, or purchasers thereof, without notice or demand therefor, upon the occurrence of said sale; (iii) upon any sale or sales made hereunder, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lessor and any Holder of a B-Note may bid for and acquire the Premises or any part thereof and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting upon the secured obligations the net sales price after deducting therefrom the reasonable and documented expenses of sale and the cost of the action and any other sums which the Lessor is authorized to deduct under this Lease, and, in such event, this Lease and the Operative Documents evidencing the secured obligations may be presented to the persons or person conducting the sale in order that the amount so used or applied may be credited upon the secured obligations as having been paid; and (iv) Lessor shall have the option to proceed with foreclosure in satisfaction of any part of the secured obligations without declaring the whole of the secured obligations as immediately due and payable, and such foreclosure may be made subject to the part of the secured obligations not due and payable, and it is agreed that such foreclosure, if so made, shall not in any manner affect the part of the secured obligations, but as to such part this Lease, as treated as the Constructive Mortgage, as well as the other Operative Documents, shall remain in full force and effect just as though no foreclosure had been made. Several foreclosures may be made without exhausting the right of foreclosure for any part of the secured obligations not due and payable, it being the purpose to provide for a foreclosure and sale of the security for any due and payable portion of the secured obligations without exhausting the power of foreclosure and power to sell the Premises for any other part of the secured obligations.

SECTION 13. ASSIGNMENT, SUBLETTING AND MORTGAGING

     13.1 ASSIGNMENT.

     (a) Neither this Lease nor the leasehold created hereby shall be assigned, mortgaged, hypothecated or otherwise transferred or encumbered by Lessee, by operation of law or otherwise without the prior written consent of Lessor, which consent may be withheld by Lessor in its sole discretion; provided that Lessee may assign the Lease to any Affiliate of Lessee. Any attempted assignment, mortgage, hypothecation or other transfer or encumbrance or subletting in violation of this SECTION shall be null and void and without effect and shall not affect any of Lessor's rights or remedies hereunder.

     (b) For purposes of this SECTION 13, the following events shall be deemed an assignment of this Lease: (i) the issuance of equity interests in Lessee (whether stock or partnership interest or otherwise) to any person or group of related persons, in a single transaction or a series of related transactions, such that, following such issuance, such person or group shall have Control of Lessee; or (ii) a transfer of Control of Lessee in a single transaction or a series of related transactions, except that the transfer of the outstanding capital stock of Lessee (by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended) through the "over-the-counter" market or any recognized national securities exchange shall not be included in the determination of whether Control has been transferred.

     13.2 SUBLETTING.

     (a) Lessee shall not sublease any portion of the Premises without Lessor's prior consent, which consent may be withheld by Lessor in its sole discretion; provided, however, that Lessee may sublet any portion of the premises to an Affiliate of Lessee. The term of any such sublease (including any renewal or extension options contained in such sublease) must end no later than one day prior to the expiration of the Term. Lessee shall deliver a conformed copy of any proposed sublease to the Lessor and Agent within thirty (30) days after the effective date of such sublease.

     (b) Each sublease entered into by Lessee shall provide that, from and after the termination of this Lease or re-entry by Lessor or other succession by Lessor to Lessee's estate in the Premises, subtenant shall waive any right to surrender possession or to terminate the sublease and, at Lessor's election, shall be bound to Lessor for the balance of the term of the sublease and shall attorn to and recognize Lessor, as its landlord, under all of the then executory terms of the sublease, except that Lessor shall not (i) be liable for any previous act, omission or negligence of Lessee under the sublease, (ii) be subject to any counterclaim, defense or offset not expressly provided for in the sublease theretofore accruing to subtenant against Lessee, or (iii) be obligated to perform any repairs or work in any Property. Subtenant shall execute and deliver such instruments as Lessor may reasonably request to evidence and confirm such attornment.

     (c) Each sublease (i) shall provide that it is, and at all times shall remain, subject and subordinate to this Lease, to all of the provisions, covenants, agreements, terms and conditions hereof and to any matters to which this Lease is subject and subordinate and (ii) shall include an agreement by the subtenant, enforceable directly by Lessor, to confirm such subordination in writing at the request of Lessor. At Lessee's request, Lessor shall execute and deliver a non-disturbance agreement in form and substance reasonably acceptable to Lessor, provided that Lessor and the Requisite Holders, in their sole discretion, each determine that the terms of such sublease and the nature, creditworthiness and character of the proposed subtenant are such that Lessor would, in the absence of this Lease, enter into a direct lease with such subtenant for such premises and on such terms.

     13.3 CONSENT; EFFECT OF ASSIGNMENT OR SUBLETTING.

     (a) The consent by Lessor to an assignment or to a subletting (if applicable) shall not relieve Lessee from obtaining the express consent of Lessor to any further assignment or subletting (if applicable).

     (b) Nothing contained herein or in any consent that may be granted by Lessor to any assignment or subletting (if applicable) shall be construed to modify, waive, impair or affect any of the provisions, covenants, agreements, terms or conditions of this Lease or to relieve Lessee of any liability or obligation imposed upon it hereunder, notwithstanding any assignment of its interest hereunder or any subletting of all or any portion of the Premises.

     (c) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by any person or entity other than Lessee, whether or not in accordance with the terms, covenants and conditions contained in this Lease, Lessor may, after the occurrence of any Lease Event of Default, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the provisions hereof (including, without limitation, a waiver of any violation of the provisions of this SECTION 13), the acceptance of the assignee, subtenant or occupant as tenant, or a release of Lessee from the further performance by Lessee of any of the terms, covenants or conditions on the part of Lessee herein contained.

SECTION 14. ACCESS TO PROPERTY

     Lessee shall permit inspections of each Property by Lessor and Agent, their respective agents and representatives, and by or on behalf of any existing and prospective mortgagees of any Property, prospective purchasers of any Property and any existing or prospective lessor under any underlying lease of any Property (collectively referred to herein as the "INVITEES"), at any time during the Term and at Lessee's sole cost and expense if a Lease Event of Default shall occur and be continuing, and shall permit the Invitees and their respective agents and representatives access to (i) ascertain the condition of each Property or whether Lessee is observing, performing and complying with Lessee's obligations hereunder, or (ii) make such repairs required hereunder if permitted pursuant to SECTION 11 hereof. Except for access during periods when Lessor or Agent has reason to believe that conditions at any Property are such that there is an imminent threat to human health or such Property or a reasonable likelihood such conditions could result in criminal liability on the part of any Indemnified Person, the rights of access contained in this Lease shall be exercisable at reasonable times, at reasonable hours and, in all cases, on reasonable prior notice. Unless and until Lessee shall have exercised its option to purchase the Premises pursuant to SECTION 31, during the one (1) year period immediately preceding the scheduled expiration of the Term, Lessee shall permit inspection of the Premises at reasonable times, at reasonable hours, upon reasonable notice and for reasonable periods by or on behalf of prospective tenants. The provisions contained in this SECTION 14 are not intended to create or increase, and are not to be construed as creating or increasing, any obligations on Lessor's part hereunder.

SECTION 15. ALTERATIONS

     15.1 APPROVAL.

     Lessee shall not make or allow any alterations, additional installations, substitutions, improvements and decorations (collectively referred to herein as "ALTERATIONS") in, on or to any Property without the prior approval of Lessor if such Alteration or Alterations would adversely affect the value, utility or useful life of the Improvements. All Alterations undertaken by Lessee shall be performed at Lessee's sole cost and expense and Lessor shall have no obligation hereunder to reimburse Lessee for any portion of the costs thereof.

     15.2 CONDITIONS.

     (a) Lessee's rights to make Alterations to any Property shall be further subject to the following terms, covenants and conditions:

          (i) All Alterations (excluding, however, Alterations that are solely comprised of partitions, floor covering, fixtures or other personal property which can be removed from the applicable Property pursuant to
     SECTION 23 hereof ("REMOVABLE PROPERTY")) shall be of a standard and quality at least equal to the standard and quality of the Improvements as of the date of this Lease.

          (ii) At all times all bills for supplies, materials, labor and services in connection with the Alterations shall have been paid, provided for (by hold-back or another method reasonably acceptable to Lessor) or bonded (by a surety company bond issued by a company and in form, substance and amount reasonably acceptable to Lessor), and no vendor's, mechanic's, laborer's or materialmen's statutory or similar lien upon the Premises, or any portion thereof, shall have been filed based upon such supplies, materials, labor or services unless Lessee is contesting such lien in accordance with SECTION 8 hereof.

          (iii) The Alterations will not result in a violation of any certificate of occupancy applicable to the affected Property or any part thereof or result in, or require, any change in any such certificate of occupancy so that any portion of the Improvements may not be used for the uses thereof permitted in SECTION 3 hereof.

          (iv) In performing the work involved in making the Alterations, Lessee shall be bound by and observe all of the terms, conditions and covenants contained in this SECTION 15.

          (v) Before proceeding with any Alteration the cost of which exceeds $200,000, Lessee shall submit to Lessor a reasonably detailed description of the work to be done and a certification that such Alteration will not materially adversely affect the value, utility or useful life of the applicable Property. Lessee shall not be permitted to install and make part of any Property any materials, fixtures or articles which are subject to Liens, conditional sales contracts, chattel mortgages or security interests (as such term is defined in the Uniform Commercial Code as in effect in the State in which such Property is located.

          (vi) Lessee shall maintain a complete set of "as built" structural, mechanical and similar plans and specifications with respect to any Alterations which would customarily be reflected on "as built" plans in accordance with good construction practice and shall promptly deliver a copy thereof to Lessor as soon as is practicable after Lessor's request. The obligations of Lessee under this SECTION 15.2(A)(VI) shall survive the expiration or termination of this Lease.

     (b) All Alterations shall at all times comply with all Applicable Laws. Lessee, at its expense, shall (i) obtain (and Lessor shall cooperate with Lessee, at Lessee's cost, in so obtaining) all necessary governmental permits and certificate for the commencement and prosecution of the Alterations and for final approval thereof upon completion, (ii) deliver copies thereof to Lessor, and (iii) cause the Alterations to be performed in material compliance therewith and in material compliance with all applicable requirements of the Operative Documents, and in a good and first-class workmanlike manner, using materials and equipment at least equal in quality and standard to the Initial Improvements (except with respect to Alterations affecting only Removable Property).

     (c) Subject to SECTION 8 hereof, Lessee, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations which shall be issued by public authority having or asserting jurisdiction.

     (d) For the purposes of this Lease, the term "FIXTURES" means all fixtures, equipment, betterments, personal property, Alterations and appurtenances attached to or built into any Property at the Commencement Date or during the Term, or necessary for the operation of such Property in a manner consistent with Comparable Buildings, whether or not at the expense of Lessee. The Fixtures shall be deemed to include all electric, plumbing, heating, sprinkling, security systems, fixtures, outlets, venetian blinds, partitions, gates, doors, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, carpeting, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, and all fixtures, equipment, improvements and appurtenances of a similar nature or purpose. All Fixtures shall be and remain a part of the related Property and shall be deemed the property of Lessor as of the date such Fixtures are completed, or as of the date such Fixtures are attached to or built into a Property, and shall not be removed by Lessee, except as expressly provided in SECTION 23 hereof.

     (e) If, during the last six (6) months of the Term, Lessee shall have removed all or substantially all of its property from any Property, unless Lessor shall have theretofore exercised its right to purchase such Property pursuant to SECTION 33 hereof, Lessor may thereafter enter and alter, renovate and redecorate such Property, without elimination, diminution or abatement of Basic Rent or Additional Rent or incurring liability to Lessee for any compensation. Lessor shall give Lessee at least fifteen (15) Business Days' notice prior to commencing any such alteration, renovation or redecoration. From and after the date that Lessor commences any such alteration, renovation or redecoration of such Property, Lessee shall no longer be obligated to observe, perform or comply with any term, covenant or condition hereof on Lessee's part to be observed, performed or complied with hereunder (other than Lessee's obligation to pay Basic Rent and Additional Rent) to the extent that such obligations arise or accrue after the date that Lessor commences any such alteration, renovation or redecoration of such Property. Unless Lessor shall have given Lessee the aforesaid notice, Lessor shall not be entitled to exercise its right under this SECTION 15.2(E). Without limiting the generality of the foregoing, no entry on any Property by Lessor pursuant to SECTION 11 or 12 hereof shall be deemed to be an exercise by Lessor of its right under this
SECTION 15.2(E).

SECTION 16. LIENS; ZONING

     16.1 LIENS.

     (a) Lessee shall not, without the prior written consent of Lessor, create, place or permit to be created or placed or allow to remain, and, subject to
SECTION 8.1, shall take such action, by bonding, deposit or payment, to remove or satisfy of record within sixty (60) days of the placing thereof, any Lien, voluntary or involuntary against or covering any Property, whether or not subordinate to this Lease, other than (i) Permitted Encumbrances, (ii) Lessor Liens and (iii) inchoate mechanics' or materialmen's liens in respect of amounts not yet due and payable.

     (b) Notice is hereby given that Lessor shall not be liable for any services, labor, supplies or materials furnished or to be furnished to Lessee upon credit, and that no vendor's, mechanic's, laborer's or materialman's statutory or similar lien for any such services, labor, supplies or materials shall attach to or affect the reversionary or other estate or interest of Lessor in and to any Property. Whenever and as often as any vendor's, mechanic's, laborer's or materialmen's statutory or similar lien shall have been filed against any Property based upon any act or interest of Lessee or of anyone claiming through Lessee, or if any conditional bill of sale or chattel mortgage shall have been filed for or affecting any materials, supplies, machinery or fixtures used in the construction, repair or operation thereof or annexed thereto by Lessee or its successors in interest, Lessee shall forthwith take such action, by bonding, deposit or payments, as will remove or satisfy the lien, conditional bill of sale or chattel mortgage of record.

     (c) Lessor shall not, without the prior written consent of Lessor, create, place or permit to be created or placed or allow to remain, any Lessor Liens voluntary or involuntary against or covering any Property.

     16.2 ZONING.

     Lessee will not, without the consent of Lessor, which consent Lessor may withhold in its sole and absolute discretion, (i) initiate or support any zoning reclassification of any Property or any part thereof, seek any variance under existing zoning ordinances applicable to any Property or any part thereof or use or permit the use of any Property or any part thereof in a manner which would result in such use becoming a non-conforming use under applicable zoning ordinances, (ii) impose any restrictive covenants or encumbrances upon any Property or any part thereof, execute or file any subdivision plat affecting the Premises or any part thereof or consent to the annexation of any Property or any part thereof to any municipality or (iii) permit or suffer any Property or any part thereof to be used by the public or any person or entity in such manner as might make possible a claim of adverse usage or possession or of any implied dedication or easement.

SECTION 17. SUBORDINATION AND ATTORNMENT

     17.1 SUBORDINATION AND ATTORNMENT.

     (a) Subject to SECTIONS 17.1(B) and (C), this Lease and all rights of Lessee hereunder are and shall be subject and subordinate in all respects to the lien of the Mortgage.

     (b) The subordination of this Lease to the lien of the Mortgage in accordance with SECTION 17.1(A) is subject to SECTION 8 of the Participation Agreement.

     (c) Lessor hereby notifies Lessee that this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the Basic Rent or any Additional Rent, shorten the Term, or adversely affect in any other respect to any material extent the rights of Lessor hereunder without the prior consent of Agent and each Holder in each instance, except that said consent shall not be required to the institution or prosecution of any action or proceedings against Lessee by reason of a default on the part of Lessee under the terms of this Lease.

     (d) The attornment provided for in SECTION 8 of the Participation Agreement shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative and no further instrument shall be required to give effect to such provisions. Lessee, however, upon demand of Agent or receipt of an agreement from Agent confirming the applicable non-disturbance provisions of this SECTION agrees to execute, from time to time, agreements in confirmation thereof, reasonably satisfactory to Agent and Lessee, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this SECTION shall be construed to impair any right otherwise exercisable by Agent or Lessee.

     17.2 PROVISIONS SELF-OPERATIVE.

     The provisions of this SECTION 17 for the subordination of this Lease and the conditions of such subordination shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall promptly execute and deliver at its own cost and expense any instrument reasonably acceptable to Lessee, in recordable form if required, that Lessor, Agent or any of their respective successors in interest may reasonably request to evidence such subordination.

SECTION 18. QUIET ENJOYMENT

     If and so long as the Lessee shall pay the Basic Rent and any Additional Rent reserved by this Lease, and shall perform, observe and comply with all the terms, covenants and conditions herein contained or set forth in the other Operative Documents on the part of Lessee to be performed, observed and complied with, Lessee shall quietly enjoy the Premises free from any disturbance by Lessor or any person or entity claiming through or under Lessor, subject, however, to the terms of this Lease. This SECTION shall not be deemed to constitute a warranty by Lessor of title to the Property.

SECTION 19. ESTOPPEL CERTIFICATE

     Lessor and Lessee agree at any time and from time to time upon ten (10) days' prior notice from the requesting party, to execute, acknowledge and deliver to the requesting party and to such other persons and entities as such requesting party may designate, a statement certifying (i) that this Lease is unmodified and in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications, (ii) the date to which the Basic Rent has been paid, (iii) that all Additional Rent that is due and payable on or before such date has been paid in full, (iv) that to the best of the certifying party's knowledge, the requesting party is not in default in observing, performing or complying with any term, covenant or condition contained in this Lease on such party's part to be observed, performed or complied with or, if the certifying party has knowledge of any such default, specifying each such default, (v) that the certifying party has not made and does not have any claim against the requesting party under this Lease or, if so, the nature and the dollar amount, if any, of such claim, (vi) that there do not exist any offsets, defenses or counterclaims against enforcement of any of the terms, covenants or conditions of this Lease to be observed, performed or complied with on the part of the requesting party, or, if so, specifying the same and the dollar amount thereof and (vii) in the case of a request by Lessor, such further information with respect to this Lease or the Premises as Lessor may reasonably request, it being intended that any such statement delivered pursuant to this SECTION shall be binding on the certifying party and may be relied upon by the requesting party and any designee of the requesting party, including, without limitation, any prospective purchaser of the Premises, any mortgagee or prospective mortgagee of the Premises, or any lessor or prospective lessor under any underlying lease of the Premises or any assignee or prospective assignee of any such mortgagee or lessor.

SECTION 20. BROKERAGE

     Lessee represents and warrants that neither Lessee nor any employee, representative or agent of Lessee has dealt with any broker in connection with the lease of the Premises to Lessee except as set forth on SCHEDULE 3 attached hereto. Lessee shall indemnify and hold harmless Lessor from and against any and all Claims resulting from any claim that may be made against Lessor or the Premises by any party named on SCHEDULE 3 attached hereto or as a result of a breach by Lessee of its representation and warranty contained in this SECTION.

Lessor shall have no liability for any compensation, commission or other fee arising out of any sublease by Lessee. This provision shall survive the expiration or any termination of this Lease.

SECTION 21. NOTICES

     All notices and other communications provided for under this Lease shall be in writing and shall be delivered in the manner provided in the Participation Agreement.

SECTION 22. ENTIRE AGREEMENT; NO WAIVER

     22.1 ENTIRE AGREEMENT.

     This Lease, along with the other Operative Documents, contains all the covenants, representations, warranties and conditions made by or between the parties hereto and any and all other prior agreements and understandings (whether oral, written or otherwise) are superseded by this Lease.

     22.2 NO WAIVER.

     The receipt of rent by Lessor, with knowledge of any breach of this Lease by Lessee or of any default on the part of Lessee in the observance, performance or compliance with any of the terms, covenants or conditions of this Lease, shall not be deemed to be a waiver of any of the terms, covenants or conditions of this Lease. No failure on the part of Lessor to enforce any term, covenant or condition herein contained, nor any waiver of any right thereunder by Lessor, unless in writing, shall discharge or invalidate such term, covenant or condition, or affect the right of Lessor to enforce the same in the event of any subsequent breach or default. The receipt by Lessor of any rent or any other sum of money or any other consideration hereunder paid by or on behalf of Lessee after the expiration or termination, in any manner, of this Lease, or after the giving by Lessor of any notice hereunder to effect such termination, shall not reinstate, continue or extend the Term or destroy or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by Lessor to Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by Lessor. Neither acceptance of the keys nor any other act or thing done by Lessor or any employee, agent or representative of Lessor during the Term shall be deemed to be an acceptance of a surrender of the Premises, excepting only an agreement in writing signed by Lessor accepting or agreeing to accept such a surrender.

SECTION 23. END OF TERM

     23.1 SURRENDER.

     (a) If Lessee shall make an election pursuant to SECTION 33.1(A)(II) and satisfies the conditions precedent set forth herein to such election then Lessee shall, on or before the last day of the Term or on the sooner termination of this Lease, peaceably and quietly leave, surrender and yield up unto Lessor all and singular the Property, in good condition, reasonable wear and tear excepted, free of tenancies, broom-clean, including, without limitation, all Fixtures, excluding, however, (i) all movable furniture, movable personal property, movable trade fixtures and movable equipment which were not purchased or installed partially or entirely with the proceeds of Advances or at the expense of Lessor and (ii) all fixtures and personal property which (A) were not financed partially or entirely with the proceeds from Advances and Lessor Investment and are not necessary for the operation of the Property consistent with the standards of Comparable Buildings and (B) can be removed without causing damage to the remaining portion of the Premises or, although their removal would cause damage to the remaining portion of the Premises, are removed by Lessee only upon Lessee's repairing the remaining portion of the Premises to the reasonable satisfaction of Lessor. All property removable pursuant to the provisions of this SECTION 23 which shall not be removed by Lessee on or before the date when Lessee shall vacate and surrender the Premises shall be conclusively deemed abandoned by Lessee and Lessor shall have no liability to Lessee as a result of Lessor's handling, removal, storage or disposal of the same. Lessee shall reimburse Lessor, on demand, for any costs incurred by Lessor in connection with such handling, removal, storage or disposal. If the Premises are not surrendered at the end of the Term, Lessee shall make good to Lessor any actual damage which Lessor shall suffer by reason thereof.

     (b) If the expiration or termination of this Lease shall result in the creation of any obligation of Lessor or Lessee under Applicable Laws to (i) make any filings, submissions or applications to any governmental or quasi-governmental agency in connection with any Environmental Activity at the affected Property, (ii) undertake any studies, inspections, assessments or tests with respect to the potential presence of Hazardous Materials at such Property,
(iii) obtain any approvals of any such governmental or quasi-governmental agency of the cessation of Lessee's occupancy or operations at such Property, (iv) undertake any remediation, cleanup or removal action with respect to any Hazardous Materials at, on or under such Property, or (v) take any other action (including, without limitation, the provision of financial assurances for the performance of any of the aforementioned obligations) with respect to any Environmental Activity or to the presence or alleged presence of Hazardous Materials on, at or under the Property, any and all such obligations shall be performed by Lessee in compliance with all Applicable Law.

     (c) In the event that Lessee remains in possession of any Property after the expiration or earlier termination of this Lease, and without Lessor's consent, Lessee shall be deemed to be occupying the Property as a tenant at sufferance. Any such occupancy by Lessee shall be subject to all the terms, covenants and conditions of this Lease insofar as the same are applicable to such a tenancy except Lessee shall pay on the first day of each month of the holdover period an amount equal to the higher of (i) 150% of one-twelfth of the sum of Basic Rent and Additional Rent payable by Lessee during the last year of the Term and (ii) the fair market rental value of such Property at such time, as estimated by a consultant retained by Lessor. The provisions of this SECTION 23.1(C) shall not be deemed to grant to Lessee the right to, or otherwise be deemed to, extend the Term beyond the expiration or earlier termination of this Lease. Neither the payment by Lessee to Lessor nor the acceptance by Lessor from Lessee of any amount in payment for Lessee's occupancy of such Property beyond the expiration or earlier termination of this Lease shall (A) be deemed to convert Lessee's occupancy into any interest other than a tenancy at sufferance,
(B) revoke or otherwise impair the validity of any notice to quit or ejectment notice or proceeding that Lessor may have served or commenced or (C) prohibit or otherwise impair Lessor's right to immediately obtain an order of ejectment against Lessee. Lessee irrevocably waives the benefit of any and all Applicable Laws that grant to Lessee any rights inconsistent with the provisions of this
SECTION 23.1(C).

     23.2 SURVIVAL.

     The provisions of this SECTION 23 shall survive the expiration or earlier termination of this Lease.

SECTION 24. SIGNS

     Lessee may, during the Term, upon obtaining any and all necessary permits from governmental authorities, and subject to the provisions of this Lease, including, but not limited to, SECTION 15 hereof, paint or erect and maintain, at its cost and expense, signs of such dimensions and materials as it may reasonably deem appropriate in or about the Premises, provided that the same are consistent with the maintenance of each Property in accordance with prudent industry practice and in a manner consistent with that of other similar properties owned or operated by Lessee or its Affiliates. Lessee shall, at its sole cost and expense, remove any and all such signs prior to the expiration or sooner termination of the Term.

SECTION 25. CONVEYANCE BY LESSOR

     The term "LESSOR" as used in this Lease means only the owner for the time being of the Premises or of the lessee's interest under any underlying lease (as the case may be), so that, in the event of any transfer of said interest in accordance with this SECTION, the transferor shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder, except any such obligations accrued prior to the date of transfer, and it shall be deemed and construed, without further agreement between the parties or between the parties and the transferee of the Premises or of the lessee's interest under any underlying lease (as the case may be), that such transferee has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder accruing from and after the date of such transfer, subject to the release of such transferee from the obligations of Lessor hereunder upon any further transfer of the interest of Lessor. Lessor may freely transfer its interest in the Premises and this Lease to any successor Lessor at any time, subject to Lessee's rights under this Lease.

SECTION 26. NO MERGER

     There shall be no merger of this Lease or of the leasehold estate hereby created with any other interest or estate in the Premises by reason of the fact that the same person acquires or holds, directly, this Lease or the leasehold estate hereby created or any interest herein or in such leasehold estate as well as any other interest or estate in the Premises.

SECTION 27. MISCELLANEOUS

     27.1 SECTION HEADINGS.

     The Section headings in this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing any provision of this Lease.

     27.2 SUCCESSORS AND ASSIGNS.

     The covenants and agreements contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors and assigns, except as expressly otherwise herein provided.

     27.3 AMENDMENT.

     No waiver or consent under this Lease nor any amendment, modification or other change in the terms, covenants or conditions hereof shall be effective unless the same shall be in writing and signed by the party against whom enforcement of such waiver, consent, amendment, modification or change is sought and such waiver, consent, amendment, modification or other change is granted or entered into in accordance with the terms of SECTION 11.1 of the Participation Agreement.

     27.4 INVALIDITY.

     If any term, covenant or condition of this Lease or any portion of any term, covenant or condition hereof or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition or portion thereof to persons, entities and circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease and each portion thereof shall be valid and be enforced to the fullest extent permitted by law.

     27.5 CONSTRUCTION.

     This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that both Lessor and Lessee have contributed substantially and materially to the preparation of this Lease.

     27.6 COUNTERPARTS.

     This Lease may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     27.7 LIMITATIONS ON AMOUNTS PAYABLE.

     Notwithstanding anything to the contrary contained in this Lease or any of the other Operative Documents, the amounts which the Lessee is obligated to pay pursuant to this Lease and the other Operative Documents, and the amounts which Lessor, Agent and the Noteholders are entitled to receive pursuant to this Lease and other Operative Documents, are subject to limitations pursuant to SECTION
11.14 of the Participation Agreement.

SECTION 28. SUBMISSION TO JURISDICTION; GOVERNING LAW

     With respect to each Property, this Lease shall be governed by the law of the State in which such Property is located. Without limiting the right of Lessor or Lessee to bring any suit, proceeding or other legal process against the other arising under this Lease or from the commercial relationship between Lessor and Lessee relating to this transaction (an "ACTION") in the courts of other jurisdictions, Lessor and Lessee each hereby irrevocably (a) submits now and in the future to the jurisdiction of the courts of competent jurisdiction in the State in which the Property giving rise to such dispute is located, (b) agrees that any Action may be heard in any such court, (c) waives the defense of an inconvenient forum to the maintenance of any Action in any such court and (d) agrees to be subject to suit, service and legal process of such courts in connection with any Action.

SECTION 29. PERFORMANCE REQUIRED OF LESSOR

     If, under Applicable Laws, Lessor is required to make any payment or perform any obligation which is the responsibility of Lessee under the other terms, covenants and conditions of this Lease, Lessor shall pay or perform the same on Lessee's behalf, at Lessee's sole expense, provided that (i) Lessee shall request that Lessor pay or perform the same on Lessee's behalf not less than fifteen (15) Business Days prior to the date on which such payment or performance is required, (ii) a reasonable time, but in any case not less than five (5) Business Days, prior to the date on which such payment or performance is required, Lessee shall deposit with Lessor, in immediately available funds, all amounts that are required for such payment or performance and (iii) Lessee shall reimburse Lessor for any and all reasonable and documented costs and expenses paid or incurred by Lessor in connection with such payment or performance promptly, but in any case within five (5) Business Days, after rendition of a bill therefor by Lessor, as Additional Rent. The provisions of this SECTION 29 shall not be deemed to modify, limit or otherwise alter the obligation of Lessee to perform, observe and comply with the obligations imposed upon Lessee by the other terms, covenants and conditions of this Lease.

SECTION 30. OPERATING LEASE

     The Lessor and Lessee hereby declare that it is their mutual intent that for accounting purposes this Lease be treated as an operating lease and not an instrument or evidence of indebtedness, and that the relationship between Lessor and Lessee under this Lease shall be that of lessor and lessee only. Title to and ownership of each Property shall at all times remain in Lessor and at no time become vested in Lessee except in accordance with an express provision of this Lease. Lessee does not hereby acquire any right, equity, title or interest in or to the Premises except pursuant to the terms hereof. Lessor covenants that it will not take any tax position inconsistent with the treatment of this Lease as a Financing, and it is indeed the intent of the parties hereto that this Lease be treated as a financing for tax purposes.

SECTION 31. OFFER TO PURCHASE

     31.1 DELIVERY BY LESSEE.

     (a) At any time during the Term so long as (i) this Lease shall not have been terminated, (ii) Lessee shall not have previously exercised its options pursuant to SECTION 33.1 hereof and (iii) Lessee shall simultaneously exercise its option to purchase the Land demised under the Freezer Lease in accordance with the terms of the Freezer Lease, Lessee may (unless otherwise required to do so, in which case it shall) deliver to Lessor notice offering to purchase all but not less than all of the Premises upon and subject to the applicable Lease terms (an "OFFER TO PURCHASE").

     (b) Any Offer to Purchase delivered or deemed to be delivered by Lessee hereunder (including, without limitation, under SECTIONS 10, 31 and 33 hereof) shall, notwithstanding anything to the contrary set forth therein, be irrevocable and unconditional and shall set forth the Termination Value (as defined in SCHEDULE 2 attached hereto) to be paid by Lessee. Any such Offer to Purchase may specify a designee of Lessee to which the Premises shall be transferred; provided, however, that Lessee shall remain obligated for the payment of the Termination Value for the Premises and other sums then due and payable hereunder relating to the Premises up to and including such Acquisition Date and all other obligations of Lessee hereunder and under the other Operative Documents regardless of any such designation and any transfer of the Premises to such designee.

     31.2 ACCEPTANCE BY LESSOR.

     Lessor shall be deemed to have accepted such Offer to Purchase the Premises on the date Lessor receives the same, notwithstanding any action of Lessor to the contrary at such time. The procedure for the purchase of the Premises and the purchase price therefor shall be governed by SECTION 32 hereof.

SECTION 32. PROCEDURE UPON PURCHASE

     32.1 ACQUISITION DATE.

     The date of the closing of the Lessee's purchase of the Premises (the "ACQUISITION DATE") shall be (i) on the Expiration Date pursuant to SECTION 33 hereof or (ii) if Lessee shall deliver (or shall be deemed to have delivered) an Offer to Purchase pursuant (x) to SECTION 10 hereof, on the date provided in
SECTION 10.3 hereof (i.e., the Termination Date) or (y) to SECTION 31 hereof, on the next Payment Date occurring at least five (5) days after Lessee's delivery of such Offer to Purchase. On the Acquisition Date, Lessee shall pay to Lessor an amount equal to the Termination Value for the Premises, together with all Basic Rent, any Additional Rent, Breakage Costs, Closing Costs, transfer and recordation taxes and other sums then due and payable hereunder relating to the Premises up to and including the Acquisition Date, and, upon receipt of such payment, Lessor shall convey, or cause to be conveyed, the Premises (or, in the case of Casualty, the remaining portion thereof or assign the rights to any unpaid Casualty Proceeds) to Lessee or its designee by an appropriate recordable deed, containing no representation or warranty (expressed or implied) except (1) that the Premises are free and clear of any Lessor Liens (except as consented to in writing or created or caused by the Lessee and except as to any interest created by Lessor upon the exercise of any right hereunder upon any Lease Event of Default or upon the delivery of a Termination Notice) and (2) Lessor shall provide customary representations with respect to its valid existence and authority to execute and deliver such deed.

     32.2 OBLIGATIONS SURVIVING TERMINATION.

     Upon the completion of any purchase of the Premises pursuant to this
SECTION 32, but not prior thereto, this Lease shall terminate except with respect to obligations and liabilities of the Lessee actual or contingent which have arisen with respect to the Premises on or prior to such date of purchase, and except as elsewhere expressly provided herein. Such termination notwithstanding, (a) all indemnification obligations of Lessee set forth in this Lease or in the other Operative Documents shall continue in full force and effect and (b) Lessee and Lessor shall cooperate in all reasonable respects and shall execute such additional agreements or documents as shall be necessary to effect such sale of the Premises to Lessee, in each case, at Lessee's sole cost and expense.

SECTION 33. LESSEE'S OPTIONS UPON EXPIRATION

     33.1 LESSEE'S OPTIONS.

     (a) In addition to its rights under SECTIONS 10 and 31 hereof, Lessee shall elect either (i) by notice given not less than twelve (12) months prior to the Expiration Date to purchase all, but not less than all, of the Premises on the Expiration Date in accordance with the procedures set forth in SECTION 32 hereof; (ii) subject to the satisfaction of the conditions set forth in SECTION 33.1(B) below, by notice given not less than twelve (12) months prior to the Expiration Date, to surrender the Premises as of the Expiration Date and pay Lessor on the Expiration Date, in addition to any Basic Rent, Additional Rent and any other amounts then due and payable to the Lessor hereunder a residual guaranty payment for each Property included within the Premises in an amount equal to the aggregate principal amount of the A-Note Advances made with respect to such Property then outstanding (collectively, the "RESIDUAL GUARANTY AMOUNT"); or (iii) subject to the conditions set forth in SECTION 33.3 hereof, by notice given not less than twelve (12) months prior to the Expiration Date, to request an extension of the Lease for the Extended Term with respect to all, but not less than all, of the Premises; or (iv) by notice given not less than twelve (12) months prior to the Expiration Date, sell the Premises on behalf of Lessor.

     (b) Any election by Lessee to surrender the Premises pursuant to SECTION 33.1(A)(II) hereof shall be subject to the satisfaction by Lessee of the following conditions precedent:

          (i) Lessor and Agent shall have received at least thirty (30) but not more than sixty (60) days prior to the Expiration Date, at the sole cost and expense of Lessee, an environmental audit performed by the Environmental Consultant of the Premises, together with a copy of the Environmental Consultant's report on its audit, the scope of which audit and report, and condition of each Property as evidenced by such report shall be satisfactory, in form and substance (irrespective of each Property's compliance with any and all Applicable Laws), to Agent, Lessor and the Holders of the B-Notes, in each case in their sole discretion;

          (ii) Lessor and Agent shall have received at least thirty (30) but not more than sixty (60) days prior to the Expiration Date, at the sole cost and expense of Lessee, a report of the Appraiser and/or the Independent Engineer, satisfactory in form and substance to Lessor, Agent and the Holders of the B-Notes, in each case in their sole discretion, to the effect that the Premises have been maintained in accordance with the terms and conditions of this Lease and that the Premises meet or exceeds the original design specifications and are capable of operating as a multi-purpose facility (including offices, food processing area, commissary and parking area), or as a restaurant, as applicable with the original design capacity or occupancy and with respect to the Restaurant Properties, with the useful life contemplated by and in accordance with the Approved Plans and applicable zoning laws;

          (iii) Lessee shall have arranged for an ALTA form of extended coverage owner's title insurance policy, or a commitment therefor, issued by the Title Underwriter, marked "premium paid" (the "EXPIRATION TITLE POLICY") in an aggregate amount equal to the total Project Costs of the Premises and in form and substance satisfactory to the Holders of the B-Notes and Counsel to Lessor, to be delivered to the Holders of the B-Notes and Counsel to Lessor, together with copies of all documents relating to title exceptions referred to therein, showing record title in Lessor. The Expiration Title Policy shall insure that Lessor has a good and marketable fee title to each Property, subject only to Permitted Encumbrances, and shall contain such endorsements as any purchaser or its counsel may request;

          (iv) Lessee may and, if directed to do so by Lessor or Agent Lessee shall, remove or cause the removal, of, at Lessee's sole expense, any inventory, fixtures, machinery, equipment or other property belonging to Lessee or third parties in compliance with SECTION 23 hereof;

          (v) if directed to do so by Lessor, Lessee shall execute and deliver any and all further agreements and documents as may, in the reasonable opinion of Lessor, be necessary to confirm the termination and expiration of this Lease and to acknowledge that Lessee, from the date of termination and expiration, ceases to have any interest in the Premises; provided such further agreements or documents do not increase in any material respect Lessee's obligations from those set forth in this Lease;

          (vi) each Property shall have all required Permits and be in conformity with all Applicable Laws; provided, however, that in the event that Applicable Law requires that any work be conducted or other action taken with respect to the Property but permits compliance to be effected over a period extending beyond the Expiration Date, Lessee shall nonetheless complete such compliance prior to surrender of the Premises; and

     (c) Any election by Lessee to sell the Premises on behalf of Lessor pursuant to SECTION 33.1(A)(IV) shall be in accordance with the following:

          (i) the sale of the Premises shall be arranged as soon as practicable upon notice to Lessor of Lessee's election and the consummation of such sale shall occur on the date on which this Lease expires;

          (ii) all proceeds realized from the sale of the Premises shall be for the account of Lessor; provided, however, that Lessor shall remit to Lessee any net proceeds in excess of the then applicable Termination Value;

          (iii) All out-of-pocket costs and expenses incurred in connection with the marketing and sale of the Premises shall be paid from the proceeds of such sale provided, however, that no portion of such proceeds shall be used to reimburse Lessee for any costs or expenses other than out-of-pocket costs and expenses paid to third parties that are not Affiliates of Lessee.

          (iv) this Lease shall remain in effect until the consummation of the sale of the Premises;

          (v) Lessee shall be obligated to pay to Lessor the difference between the sales proceeds and the Termination Value, if the Termination Value is greater than the net sales proceeds, up to (but not exceeding) the Residual Guaranty Amount or, in the event that Lessee uses its best efforts to sell the Properties but no bona fide bids are received the Lessee shall pay to the Lessor the Residual Guaranty Amount and surrender the Properties to Lessor; and

          (vi) the Properties shall be in good condition, reasonable wear and tear excepted and shall conform to all regulatory requirements imposed by any governmental body and be in compliance with any additional return standards set forth in SECTION 23.1 of this Lease.

          (d) anything to the contrary provided herein notwithstanding Lessor shall have the right to refuse any sale of the Properties if the net proceeds of such sale will not be equal to or greater than the difference between the aggregate Termination Value for the Properties and the Residual Guaranty Amount.

     33.2 LESSOR RIGHT TO SELL.

     Upon Lessee's election to surrender the premises pursuant to and in compliance with SECTION 33.1 hereof, Lessor shall have the sole and exclusive right to sell or dispose of the Premises and, as of the Expiration Date, Lessee shall have no further claim thereto. The proceeds of any sale or disposition of the Premises pursuant to this SECTION 33 (a "QUALIFIED SALE") shall be applied by the Lessor as follows: first, to pay all Closing Costs in connection with the Qualified Sale; and second, as provided in the Intercreditor Agreement.

     33.3 EXTENDED TERM.

     Lessee shall have the right, exercisable by giving notice to Lessor at least fourteen (14) months prior to the Expiration Date, to request that the Lessor extend this Lease for an additional term (the "FIRST EXTENDED TERM") for one period of five (5) years from the Expiration Date. Lessee shall also have the right, exercisable by giving notice to Lessor at least fourteen (14) months prior to the expiration of the First Extended Term to request that the Lessor extend this Lease for an additional term (the "SECOND EXTENDED TERM") for one period of five (5) years from the expiration of the First Extended Term. The Lessor, the Agent, the

Noteholders may agree to extend this Lease pursuant to a request given under this SECTION 33.3, each in its sole discretion, and upon the mutual agreement of Lessor, Lessee, Agent and such Noteholder as to the term of the extension, the amounts and dates of payment of Basic Rent for each additional term, and upon Lessee undertaking to enter into all amendments and supplements to the Operative Documents and such other agreements as the Lessor in its sole discretion determines to be necessary and appropriate in connection therewith. Within forty-five (45) days of receipt of Lessee's request to extend this Lease pursuant to this SECTION 33.3, Lessor shall give notice to the Lessee as to whether or not such an extension has been granted. In the event that Lessor or any Noteholder does not agree to extend this Lease or any such Person has not responded by the date that is twelve (12) months prior to the Expiration Date and Lessee has not otherwise elected to return the Premises in accordance with
SECTION 33.1(II) hereof, Lessee shall be deemed to have made an election pursuant to SECTION 33.1(A)(I) hereof.

     33.4 DEEMED ELECTION.

     If Lessee or any assignee thereof (to the extent permitted under the Participation Agreement) under any provision comparable to this SECTION 33 contained in any lease with Lessor then in effect is unable to satisfy one or more of the conditions set forth in SECTION 33.1(B) hereof, or such comparable provision, as the case may be, or fails to elect either (i), (ii) or (iii) under
SECTION 33.1(A) hereof, or such comparable provision, as the case may be, Lessee shall be deemed to have elected to proceed under SECTION 33.1(A)(I) hereof, in which case Lessee shall purchase the Premises pursuant and in accordance with said SECTION 33.1(A)(I).

SECTION 34. LIMITATION OF LESSOR LIABILITY

     34.1 INCORPORATION OF PROVISIONS OF PARTICIPATION AGREEMENT.

     The provisions of SECTION 11.11 of the Participation Agreement with respect to the liability of Lessor are incorporated herein by reference as if fully set forth herein.

SECTION 35. SPECIAL PROVISIONS FOR HQ PROPERTY

     35.1 HQ EXPANSION.

     In the event that Lessee elects to conduct the HQ Expansion with respect to the HQ Property, Lessee will provide not less than 30 days' prior notice to Lessor of such election; provided, however, that Lessee shall not undertake the HQ Expansion if the projected Final Completion of the HQ Expansion would occur later than the Commitment Expiration Date for the HQ Property. The provisions of
SECTION 15 hereof notwithstanding, Lessee shall have the right to effect the HQ Expansion subject to the terms and conditions of this SECTION 35.

     35.2 HQ EXPANSION LEASE.

     Prior to the commencement of construction of the HQ Expansion, Lessee shall
(i) execute and deliver to Lessor a revised Lease Supplement with respect to the HQ Property and (ii) otherwise satisfy the conditions set forth in SECTION 4.5 of the Participation Agreement with respect to HQ Expansion Advances. The revised Lease Supplement for the HQ Property shall establish a Substantial Completion Date and Final Completion Date for the HQ Expansion. From and after the execution by Lessor of such revised Lease Supplement until the end of the Construction Period for the HQ Expansion, the Improvements comprising HQ Expansion (the "HQ EXPANSION PROPERTY") and the remainder of the HQ Property shall constitute separate Properties for purposes of this Lease and the other Operative Documents. For example, the limitations set forth in the Participation Agreement on the liability of Lessee and Construction Agent shall apply to the HQ Expansion Property during the Construction Period therefor but not to the remainder of the HQ Property and the Basic Rent attributable to the HQ Expansion Property shall not commence until the end of the Construction Period for the HQ Expansion Property.




                           [SIGNATURES ON NEXT PAGE.]








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


     IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.

                                       FIRST AMERICAN BUSINESS CAPITAL, INC.



                                       By: /s/ Mary Buckner
                                          ----------------------------------
                                       Name: Mary Buckner
                                       Title: Senior Vice President



                                       O'CHARLEY'S INC.



                                       By: /s/ A. Chad Fitzhugh
                                          ----------------------------------
                                       Name: A. Chad Fitzhugh
                                       Title: Treasurer





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                                   SCHEDULE 2

                                Termination Value

     The Termination Value for the entire Premises at any time shall be an amount equal to the sum of all unpaid principal at such time under the Notes issued pursuant to the Participation Agreement with respect to the Premises plus the amount of any unpaid Lessor Investment, less the purchase price paid by Lessee to Lessor for the purchase of the Freezer Land, if applicable, in connection with the exercise of Lessee's option to purchase such Land pursuant to the Freezer Lease.

     For purposes of a Casualty under SECTION 10 of the Lease, the Termination Value for any particular Property at any time shall be equal to the aggregate principal amount of all Advances under the Participation Agreement in connection with the acquisition and improvement of the applicable Property plus the Lessor Investment that has been invested in connection with to such Property, less the purchase price, if any, paid with respect to the purchase of the Freezer Land.







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